                                                                   EXHIBIT 10.14


NATIONSBANK
NATIONSBANK, N.A.

--------------------------------------------------------------------------------




                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                                     among

                              THE GNI GROUP, INC.,
                           GNI CHEMICALS CORPORATION,
                             DISPOSAL SYSTEMS, INC.
                    DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC.
                     RESOURCE TRANSPORTATION SERVICES, INC.
                                      AND
                        GULF NUCLEAR OF LOUISIANA, INC.
                                 as Borrowers,

                               NATIONSBANK, N.A.,
                             as Agent and a Lender

        (AND THE OTHER LENDERS, IF ANY, FROM TIME TO TIME PARTY HERETO),
                                   as Lenders


                      Dated effective as of July 28, 1998

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.1       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 Section 1.2       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 2 - Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 2.1      Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 2.2      Manner of Borrowing Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . .  39
                 Section 2.3      Repayment of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 2.4      Revolving Credit Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 2.5      Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 2.7      Extension of Revolving Credit Facility  . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 3 - Letter of Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 3.1      Agreement to Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 3.2      Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 3.3      Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 3.4      Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 3.5      Duties of L/C Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 3.6      Payment of Reimbursement Obligations  . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 3.7      Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 3.8      Indemnification, Exoneration  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 Section 3.9      Supporting Letter of Credit; Cash Collateral  . . . . . . . . . . . . . . . . . . .  48

ARTICLE 4 -[Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 5 - General Loan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 Section 5.1      Procedure for Borrowing and Disbursement of Loans . . . . . . . . . . . . . . . . .  48
                 Section 5.2      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 Section 5.3      Interest Rate Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 Section 5.4      Certain Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 Section 5.5      Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 Section 5.6      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 Section 5.7      Loan Accounts; Statements of Account  . . . . . . . . . . . . . . . . . . . . . . .  54
                 Section 5.8      Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 Section 5.9      Making of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 Section 5.10     Settlement Among Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 Section 5.11     Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 Section 5.12     Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 6 - Change of Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 6.1      Increased Cost and Reduced Return.  . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 6.2      Limitation on Types of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                 Section 6.3      Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 Section 6.4      Treatment of Affected Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 Section 6.5      Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 Section 6.6      Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 7 - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 Section 7.1      Conditions Precedent to Loans and Letters of Credit . . . . . . . . . . . . . . . .  65
                 Section 7.2      All Loans; Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE 8 - Representations and Warranties of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 Section 8.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 Section 8.2      Survival of Representations and Warranties, Etc.  . . . . . . . . . . . . . . . . .  81

ARTICLE 9 - Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 Section 9.1      Security Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 Section 9.2      Continued Priority of Security Interest . . . . . . . . . . . . . . . . . . . . . .  82

ARTICLE 10 - Collateral Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 Section 10.1     Collection of Receivables.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                 Section 10.2     Verification and Notification . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
                 Section 10.3     Disputes, Returns and Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . .  85
                 Section 10.4     Invoices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 Section 10.5     Delivery of Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                 Section 10.6     Sales of Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Section 10.7     Ownership and Defense of Title  . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Section 10.8     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                 Section 10.9     Location of Offices and Collateral. . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Section 10.10    Records Relating to Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Section 10.11    Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                 Section 10.12    Information and Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                 Section 10.13    Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
                 Section 10.14    Real Estate and Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
                 Section 10.15    Assignment of Claims Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                 Section 10.16    Voting Rights, Distributions, etc.,
                                  in respect of Investment Property . . . . . . . . . . . . . . . . . . . . . . . . .  90

ARTICLE 11 - Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
                 Section 11.1     Preservation of Corporate Existence and Similar Matters . . . . . . . . . . . . . .  91
                 Section 11.2     Compliance with Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . .  91
                 Section 11.3     Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Section 11.4     Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Section 11.5     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Section 11.6     Payment of Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
                 Section 11.7     Accounting Methods and Financial Records  . . . . . . . . . . . . . . . . . . . . .  93
                 Section 11.8     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                 Section 11.9     Hazardous Waste and Substances;
                                  Environmental Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

ARTICLE 12 - Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
                 Section 12.1     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
                 Section 12.2     Accountants' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
                 Section 12.3     Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
                 Section 12.4     Copies of Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
                 Section 12.5     Notice of Litigation and Other Matters  . . . . . . . . . . . . . . . . . . . . . .  96
                 Section 12.6     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
                 Section 12.7     Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                 Section 12.8     Revisions or Updates to Schedules . . . . . . . . . . . . . . . . . . . . . . . . .  97
                 Section 12.9     Year 2000 Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                 Section 12.10    Annual Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

ARTICLE 13 - Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
                 Section 13.1     Financial Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                 Section 13.2     Indebtedness for Money Borrowed . . . . . . . . . . . . . . . . . . . . . . . . . .  98
                 Section 13.3     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
                 Section 13.4     Investments; Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
                 Section 13.5     Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
                 Section 13.6     Restricted Dividend Payments and Purchases, Etc.  . . . . . . . . . . . . . . . . .  99
                 Section 13.7     Merger, Consolidation and Sale of Assets  . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.8     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.9     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.10    Capitalized Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.11    Operating Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.12    Real Estate Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.13    Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
                 Section 13.14    Sales and Leasebacks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

ARTICLE 14 - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
                 Section 14.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
                 Section 14.2     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
                 Section 14.3     Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
                 Section 14.4     Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
                 Section 14.5     Miscellaneous Provisions Concerning Remedies. . . . . . . . . . . . . . . . . . . . 108
                 Section 14.6     Registration Rights; Private Sales; Etc.  . . . . . . . . . . . . . . . . . . . . . 109

ARTICLE 15 - Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                 Section 15.1     Assignments and Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                 Section 15.2     Representation of Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112

ARTICLE 16 - Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
                 Section 16.1     Appointment, Powers, and Immunities.  . . . . . . . . . . . . . . . . . . . . . . . 113
                 Section 16.2     Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
                 Section 16.3     Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
                 Section 16.4     Rights as Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

                 Section 16.5     Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
                 Section 16.6     Non-Reliance on Agent and Other Lenders.  . . . . . . . . . . . . . . . . . . . . . 115
                 Section 16.7     Resignation of Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115

ARTICLE 17 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
                 Section 17.1     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
                 Section 17.2     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
                 Section 17.3     Stamp and Other Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
                 Section 17.4     Right of Set-Off; Adjustments.    . . . . . . . . . . . . . . . . . . . . . . . . . 118
                 Section 17.5     Litigation; Waiver of Trial by Jury.  . . . . . . . . . . . . . . . . . . . . . . . 119
                 Section 17.6     Consent to Advertising and Publicity  . . . . . . . . . . . . . . . . . . . . . . . 120
                 Section 17.7     Reversal of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
                 Section 17.8     Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
                 Section 17.9     Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
                 Section 17.10    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
                 Section 17.11    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
                 Section 17.12    Performance of Borrower's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . 122
                 Section 17.13    Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
                 Section 17.14    All Powers Coupled with Interest. . . . . . . . . . . . . . . . . . . . . . . . . . 124
                 Section 17.15    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
                 Section 17.16    Titles and Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 Section 17.17    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 Section 17.18    Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 Section 17.19    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 Section 17.20    Reproduction of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 Section 17.21    Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
                 Section 17.22    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
                 Section 17.23    Pro-Rata Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
                 Section 17.24    Interest Limitation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
                 Section 17.25    Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
                 Section 17.26    Extension, Renewal and Replacement of
                                  Existing Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
                 Section 17.27    Amendment and Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128

                                    EXHIBITS

Exhibit "A"               Form of Revolving Credit Note
Exhibit "B"               [RESERVED]
Exhibit "C"               Form of Borrowing Base Certificate
Exhibit "D"               Form of Assignment and Acceptance
Exhibit "E"               Form of Settlement Report
Exhibit "F"               Form of Notice of Borrowing, Conversion or Continuation
Exhibit "G"               Form of Compliance Certificate


                                   SCHEDULES

Schedule 1.1A             Permitted Investments
Schedule 1.1B             Permitted Liens
Schedule 8.1(a)           Organization
Schedule 8.1(b)           Capitalization
Schedule 8.1(d)           Subsidiaries; Ownership of Stock
Schedule 8.1(f)           Compliance with Laws
Schedule 8.1(h)           Governmental Approvals
Schedule 8.1(i)           Title to Properties
Schedule 8.1(j)           Liens
Schedule 8.1(k)           Indebtedness and Guaranties
Schedule 8.1(l)           Litigation
Schedule 8.1(m)           Tax Matters
Schedule 8.1(q)           ERISA
Schedule 8.1(u)           Location of Offices and Receivables
Schedule 8.1(v)           Location of Inventory
Schedule 8.1(w)           Equipment
Schedule 8.1(x)           Real Estate
Schedule 8.1(y)           Corporate and Fictitious Names
Schedule 8.1(bb)          Employee Relations
Schedule 8.1(cc)          Proprietary Rights
Schedule 8.1(dd)          Trade Names
Schedule 8.1(ee)          Investment Property
Schedule 11.8             Use of Proceeds

                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement"), dated effective as of July 28, 1998 is executed and entered into by and among THE GNI GROUP, INC., a Delaware corporation ("GNI"), GNI CHEMICALS CORPORATION, a Delaware corporation ("GNICC"), DISPOSAL SYSTEMS, INC., a Delaware corporation ("DSI"), DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC., a Delaware corporation ("DSCCI"), RESOURCE TRANSPORTATION SERVICES, INC., a Delaware corporation ("RTSI"), and GULF NUCLEAR OF LOUISIANA, INC., a Delaware corporation ("GNLI" and, together with GNI, GNICC, DSI, DSCCI and RTSI, jointly, severally and collectively, for all purposes of this agreement, "Borrower"), each of the lending institutions which is a party hereto or any permitted successor or assignee thereof permitted pursuant to Section 15.1 (individually, a "Lender" and collectively, the "Lenders"), the L/C Issuer (as such term is defined herein) and NATIONSBANK, N.A., a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent").

                                   RECITALS:

         A. Borrower has requested that the Lenders extend the credit facilities defined herein to Borrower for the purposes of (i) refinancing Borrower's current credit facilities referred to below, (ii) for working capital and other general corporate purposes and (iii) to finance acquisitions as provided herein.

         B. The credit facilities provided by this Agreement shall refinance (but not extinguish) Borrower's existing Indebtedness under and pursuant to that certain Credit Agreement dated June 30, 1993 (as amended to date, the "Existing Credit Agreement"), among GNI, certain of its Subsidiaries and NationsBank of Texas, N.A. (now NationsBank, N.A. as successor by merger to NationsBank of Texas, N.A.) and such credit facilities are to be secured by and succeed, as assignee, to the Liens created in favor of such prior lender in the collateral securing such refinanced Indebtedness.

         C. The Lenders have agreed to provide such loan facilities upon and subject to the terms and conditions set forth in this Agreement and the other Loan Documents (as defined below).

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account Debtor" means a Person who is obligated on a Receivable.

         "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) one (1) minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Affected Loans" has the meaning set forth in Section 6.4 of this Agreement

         "Affected Type" has the meaning set forth in Section 6.4 of this Agreement.

         "Affiliate" means, with respect to any Person, (a) any partner, officer, shareholder (if holding more than ten percent (10.0%) of the outstanding Capital Stock of such Person), director, employee or managing agent of such Person, (b) any Subsidiary of such Person and (c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (ii) directly or indirectly beneficially owns or holds ten percent (10.0%) or more of any class of Voting Stock of such Person or any Subsidiary of such Person, or (iii) ten percent (10.0%) or more of the Voting Stock of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

         "Agency Account" means an account of Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

         "Agency Account Agreement" means any agreement (if required pursuant to Section 10.1(a)) among Borrower, Agent and a Clearing Bank, in form and substance satisfactory to Agent, which designates an Agency Account for the deposit of checks and items constituting proceeds of Receivables or any other Collateral, and establishes the terms for transferring balances therein to Agent.

         "Agent" means NationsBank in its capacity as administrative agent for the Credit Parties as provided by this Agreement.

         "Agreement" means and includes this Agreement and all exhibits, schedules, addenda and other attachments hereto, and any renewal, extension, amendment, modification, restatement or supplement hereof.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Applicable Law" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority applicable to such Person or its property, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which such Person is a party and all Environmental Laws.

         "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means the percentage margin over the Base Rate or the Eurodollar Rate, as applicable, determined in accordance with Section 5.2.

         "Applicable Rate" means, at any time, (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans, and (ii) the Adjusted Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Loans, as the case may be, in effect at any time pursuant to a Notice of Borrowing or otherwise pursuant to the terms of this Agreement.

         "Asset Disposition" means, with respect to any Person, the disposition of any asset of such Person other than sales of Inventory in the ordinary course of business.

         "Assignment and Acceptance" means an Assignment and Acceptance Agreement in the form attached hereto as Exhibit "D" assigning all or a portion of a Lender's interests, rights and obligations under this Agreement to an Eligible Assignee pursuant to Section 15.1.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) or (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate; provided that, changes, if any, in the Applicable Rate resulting from any change in the Base Rate shall become effective as provided in Section 5.2(e).

         "Base Rate Loan" means any Loan that bears interest at a rate based on the Base Rate.

         "Benefit Plan" means, with respect to any Person, an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) in respect of which such Person
or any Related Company is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, including, without limitation, such plans as may be established after the Agreement Date.

         "Benefitted Lender" has the meaning set forth in Section 17.4 of this Agreement.

         "Borrower" means each of the following, collectively, and jointly and severally: (i) GNI (federal tax identification number 76-0232338), a Delaware corporation, with its chief executive offices located in Houston, Texas, (ii) GNICC (federal tax identification number 76-0237259), a Delaware corporation, with its chief executive offices located in Houston, Texas, (iii) DSI (federal tax identification number 76-0231600), a Delaware corporation, with its chief executive offices located in Houston, Texas, (iv) DSCCI (federal tax identification number 76-0461212), a Delaware corporation, with its chief executive offices located in Houston, Texas, (v) RTSI (federal tax identification number 76- 0246979), a Delaware corporation, with its chief executive offices located in Houston, Texas, and (vi) GNLI (federal tax identification number 76-0231601), a Delaware corporation, with its chief executive offices located in Houston, Texas.

         "Borrowing Base" means, at any time, an amount equal to the lesser of:

                 (a) the maximum principal amount of the Revolving Credit Facility, minus the sum of
                          (i)     the Letter of Credit Reserve, plus
                          (ii)    the EQ Sublimit Reserve, plus
                          (iii)   the Reserve, plus
                          (iv)    the Environmental Compliance Reserves; or

                 (b)      an amount equal to the sum of
                          (i) eighty five percent (85%) (or such lesser percentage as Agent may determine pursuant to
                                  Section 2.5) of the face value of Eligible
                                  Receivables due and owing at such time, plus
                          (ii)    the EQ Sublimit Allowance, minus
                          (iii)   the sum of
                                  (A)      the Letter of Credit Reserve, plus
                                  (B)      the Reserve, plus
                                  (C)      the Environmental Compliance
                                           Reserves.

         "Borrowing Base Certificate" means a certificate, signed by an authorized representative of Borrower, in substantially the form attached hereto as Exhibit "C".

         "Broker" means any "broker," as such term is defined in Chapter 8 (or
Article 8) of the UCC, and in any event shall include, but not be limited to, any Person defined as a broker or dealer under the federal securities laws, but without excluding a bank acting in that capacity.

         "Business Day" means (a) any calendar day other than Saturday, Sunday or other day on which banks in Dallas, Texas are authorized to close, and (b) with respect to all Advances, payments, Conversions, Continuations, Interest Periods and notices in connection with any Eurodollar Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank Eurodollar market.

         "Business Unit" means all or substantially all of the assets constituting the business, or a division or operating unit thereof, of any Person.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capital Stock" means corporate stock and any and all shares, partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership or other type of entity).

         "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Collateral" means Collateral consisting of cash or Cash Equivalents on which Agent, for the benefit of the Credit Parties, has a first priority Lien.

         "Cash Equivalents" means, with respect to any Person:

                 (a)      marketable direct obligations issued or
         unconditionally guaranteed by the U.S. or issued by any agency thereof and backed by the full faith and credit of the U.S., in each case maturing within one (1) year from the date of acquisition thereof;

                 (b) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.;

                 (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one (1) year from the date of issuance thereof issued by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

                 (d) repurchase agreements in form and substance and for amounts satisfactory to Agent.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower taken as a whole to any "person" (as such term is used in Section 13(d) (3) of the Securities Exchange Act) other than a Principal or a Permitted Transferee of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of GNI, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Permitted Transferees, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of GNI (measured by voting power rather than number of shares), (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of at least 40% of, as well as more, of the Voting Stock of GNI (measured by voting power rather than number of shares) than is at the time "beneficially owned" (as defined above) by the Principals and their Permitted Transferees in the aggregate or (v) the first day on which a majority of the members of the Board of Directors of GNI are not Continuing Directors.

         "Clearing Bank" means NationsBank and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "Clearing Corporation" means any "clearing corporation," as such term is defined in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any (i) Person that is registered as a "clearing agency" under the federal securities laws, (ii) federal reserve bank, or (iii) other Person that provides clearance or settlement services with respect to Financial Assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state Governmental Authority.

         "Collateral" means and includes all of Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

                 (a)      all Receivables;

                 (b)      all Inventory;

                 (c)      all Equipment;

                 (d)      all Contract Rights;

                 (e)      all General Intangibles;

                 (f)      all Investment Property;

                 (g)      all Real Estate;

                 (h)      all Permits;

                 (i) all goods and other property, whether or not delivered,

                          (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                          (ii)    securing any Receivable,

         including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property;

                 (j) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

                 (k) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral;

                 (l) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

                 (m) all deposit accounts and all cash deposited with any Clearing Bank, Agent or any Lender or any Affiliate of Agent or any Lender or which Agent, for the benefit of the Credit Parties, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letter of Credit;

                 (n)      all Receivables Guaranties;

                 (o)      all Receivables L/C's; and

                 (p) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         "Collateral Assignment of Liens" means, a Collateral Assignment of Liens in form and substance satisfactory to Agent pursuant to which NationsBank, as agent under the Existing Credit Agreement, assigns to Agent the security interests, Liens and collateral provided for by the Existing Credit Agreement, for the benefit of the Credit Parties, as such agreement may be renewed, extended, continued, modified, amended or restated from time to time.

         "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 14.2), to make Revolving Credit Loans and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit.

         "Commitment Percentage" means, as to any Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment.

         "Compliance Certificate" means a certificate of Borrower's President or a Financial Officer, in substantially the form of Exhibit "G", containing the information required by Section 12.3 of this Agreement.

         "Consolidated", when used in connection with any accounting term with reference to a Person, means such accounting term determined with reference to such Person and its Subsidiaries, as consolidated according to GAAP (and, in the case of Net Income and Tangible Net Worth, after appropriate deductions for any minority interests in any Subsidiaries).

         "Consolidated Subsidiaries" means, as to a Person, the Subsidiaries of such Person whose accounts are at the time in question, in accordance with GAAP and, for purposes of this Agreement, with the consent of Agent (which consent may be withheld in Agent's discretion conditioned upon, inter alia, the execution and delivery of such Guaranties, Security Documents and other documents required by Agent in its discretion), consolidated with those of such Person.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste as may be controlled or regulated by Applicable Law.

         "Continue", "Continuation" and "Continued" mean the continuation pursuant to Section 5.3(b) hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of GNI who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, whether now existing or hereafter arising, to the extent that such rights may be lawfully assigned.

         "Convert", "Conversion" and "Converted" mean a conversion pursuant to
Section 5.3(c) or Article 6 of one Type of Loan into another Type of Loan.

         "Copyright Security Agreement" means a Copyright Security Agreement executed by any Loan Party in favor of Agent, for the benefit of the Credit Parties, as such agreement may be amended, modified, restated or supplemented from time to time.

         "Copyrights" means and includes, with respect to any Person, all of such Person's right, title and interest in and to the following, in each case whether now existing or hereafter arising:

                 (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

                 (b)      all renewals of any of the foregoing;

                 (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

                 (d) the right to sue for past, present and future infringements of any of the foregoing; and

                 (e) all rights corresponding to any of the foregoing throughout the world.

         "Cost of Acquisition" means, with respect to any Acquisition, as of the date of such Acquisition, the sum of the following (without duplication):
(a) the value of the capital stock (or other ownership interests), warrants or options to acquire capital stock (or other ownership interests) of Borrower or any of its Subsidiaries to be transferred in connection therewith, (b) the amount of any cash and the fair market value of all other property (excluding property described in clause (a) and the unpaid principal amount of any Indebtedness) given as consideration, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred (without duplication), assumed or acquired by Borrower or any of its Subsidiaries in connection with such Acquisition, (d) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of Borrower and its Subsidiaries in accordance with GAAP, (e) all amounts paid in respect of covenants not to compete or consulting agreements that should be capitalized on financial statements of Borrower and its Subsidiaries in accordance with GAAP, and (f) the aggregate fair market value of all other consideration given by Borrower or any of its Subsidiaries in connection with such Acquisition.

         "Credit Party" means each of Agent, L/C Issuer and the Lenders, and "Credit Parties" means all of such Persons, collectively.

         "Current Assets" means, with respect to any Person, the aggregate amount of assets of such Person which should properly be classified as current assets in accordance with GAAP, after deducting adequate reserves in each case where a reserve is appropriate in accordance with GAAP.

         "Current Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person which should properly be classified as current liabilities in accordance with GAAP.

         "Default" means any of the events specified in Section 14.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

         "Default Margin" means two percent (2.00%).

         "Disbursement Account" means one or more accounts maintained by and in the name of Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited to such account or accounts.

         "Disbursing Bank" means any commercial bank with which a Disbursement Account is maintained after the Effective Date.

         "DSI" has the meaning set forth in the first paragraph hereof.

         "DSCCI" has the meaning set forth in the first paragraph hereof.

         "Dollar" and "$" each means freely transferable U.S. dollars.

         "EBITDA" means Net Income, plus, (a) for each fiscal quarter to the extent deducted in the determination of Net Income, each of the following: (i) interest expense; (ii) income or franchise taxes; and (iii) depreciation and amortization expense, plus (b) for fiscal 1998, to the extent deducted in the determination of Net Income, up to $1,237,000 of charges referred to in the definition of EBITDA contained in the Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data in the Offering Memorandum.

         "Effective Date" means the later of:

                 (a)      the Agreement Date; or

                 (b) the first date on which all of the conditions set forth in Article 7 shall have been fulfilled or waived in accordance with the provisions of Section 17.10.

         "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of Sections 5.2(a) and (c).

         "Eligible Assignee" means (i) a Lender, (ii) any Affiliate of a Lender, and (iii) any other Person approved by Agent and, unless a Default or Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 15.1, Borrower, such approval, if required, not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Agent from Borrower within two (2) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

         "Eligible Equipment" means such of Borrower's Equipment as Agent may determine in its sole discretion to be eligible for purposes of determining the EQ Sublimit Allowance.

         "Eligible Receivable" means a Receivable that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of Borrower's business, net of any credits or rebates owed by Borrower to the Account Debtor and net of any commissions payable by Borrower to third parties and that Agent, in its absolute discretion determines to meet all of the following requirements:

                 (a) such Receivable is owned by Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of Borrower to make such Receivable payable by the Account Debtor;

                 (b) such Receivable is not more than sixty (60) days past due from the stated due date of the original invoice;

                 (c) not more than ninety (90) days have elapsed from the date of the original invoice;

                 (d) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and no material part of such goods has been returned or rejected;

                 (e) such Receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has
         (i) been collaterally assigned to Agent, for the benefit of the Credit Parties, pursuant to an assignment in form and substance satisfactory to Agent and (ii) except as otherwise may be provided by Section 10.5, is in the possession of Agent;

                 (f) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in Agent's sole judgment, have a Material Adverse Effect on such Account Debtor, and is not, in the reasonable discretion of Agent, deemed ineligible for credit or other reasons;

                 (g) such Receivable is not owing by an Account Debtor having twenty-five percent (25.0%) or more in face value of its then existing aggregate total accounts owing to a Loan Party, in the aggregate, which do not meet the requirements of clause (b) or clause
         (c) above;

                 (h) such Receivable is not owing by an Account Debtor whose then existing accounts owing to Borrower exceed in face amount twenty-five percent (25%) of Borrower's total Eligible Receivables;

                 (i) if such Receivable arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                 (j) such Receivable is not owing by an Account Debtor that is located outside of the U.S.;

                 (k) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor;

                 (l) such Receivable is subject to the Security Interest, which is perfected as to such Receivable in form and substance satisfactory to Agent, and is subject to no other Lien whatsoever other than a Permitted Lien;

                 (m) such Receivable is evidenced by an invoice or other documentation in form acceptable to Agent;

                 (n) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to Agent, for the benefit of the Credit Parties;

                 (o) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except the Security Interest and Permitted Liens;

                 (p) Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Receivable;

                 (q) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, tenant, lessor or supplier of Borrower;

                 (r) Borrower is not the beneficiary of any letter of credit, nor has any bond or other undertaking by a guarantor or surety been obtained, supporting such Receivable and the Account Debtor's obligations in respect thereof;

                 (s) such Receivable does not arise out of finance or similar charges by Borrower or other fees for the time value of money;

                 (t) the Account Debtor with respect to such Receivable is not located in any state denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable Governmental Authority for the then current year; and

                 (u) neither the Account Debtor with respect to such Receivable, nor such Receivable, is determined by Agent in its absolute discretion to be ineligible for any other reason.

         "Entitlement Holder" means any Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary.

         "Environmental Compliance Reserves" means reserves for the cost of Remedial Action by Borrower determined by Agent from time to time in its reasonable discretion based upon the reports delivered pursuant to Section 11.9(b) and such other advice, analysis and engineering studies as it deems appropriate.

         "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, Contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder, including, but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended, the Clean Air Act, 46 U.S.C. Section 7401 et seq., as amended, and state and federal lien and environmental cleanup programs.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Contaminant into the environment.

         "EQ Sublimit Allowance" means an amount, determined as of the time of funding any EQ Sublimit Loan, equal to the lesser of (i) the sum of sixty five percent (65%) of the Liquidation-in-Place Value of Eligible Equipment or (ii) $7,000,000.

         "EQ Sublimit Loan" means each Revolving Credit Loan which is made as an EQ Sublimit Loan pursuant to Section 2.6.

         "EQ Sublimit Reserve" means, at any time, the aggregate unpaid balance of all EQ Sublimit Loans at such time.

         "Equipment" means and includes, with respect to a Person, all equipment, including, without limitation, all machinery, apparatus, equipment, drilling rigs and related equipment, piping, drill bits, engines, storage tanks, injectors, reactors, separation equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (as amended), as in effect from time to time, any regulation promulgated thereunder and any successor statute.

         "Eurodollar Business Day" means a Business Day on which dealings in Dollars are carried out in the London interbank Eurodollar market.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Event of Default" means any of the events specified in Section 14.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Existing Credit Agreement" has the meaning set forth in the second Recital herein.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

         "Financial Asset" means any financial asset, and in any event shall include, but not be limited to, any (i) Security, (ii) obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment, and (iii) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Chapter 8 (or Article 8) of the UCC.

         "Financial Officer" means the chief financial officer, treasurer or controller of Borrower.

         "Financing Statements" means any and all UCC financing statements, as requested by and in form and substance satisfactory to Agent, executed and delivered by Borrower or any other Loan Party to Agent, naming Agent as secured party and Borrower or such Loan Party as debtor, in connection with this Agreement.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Operating Cash Flow minus income taxes actually paid during such period, to
(ii) the aggregate amount of Interest Expense (except for such Interest Expense which has been paid in kind), principal amount of Money Borrowed (other than the Revolving Loans) and preferred stock dividends (except preferred stock dividends which have been paid in kind) paid during such period determined as of the end of any fiscal quarter for the preceding four (4) completed fiscal quarters.

         "GAAP" means generally accepted accounting principles (existing as of the Agreement Date as promulgated by opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board, including without limitation, principles of purchase accounting) consistently applied and maintained throughout the period indicated and, when used with reference to Borrower or any other Loan Party, consistent with the prior financial practice of Borrower or such Loan Party, as reflected on the financial statements referred to in
Section 8.1(o); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by Borrower's or such Loan Party's independent public accountants, such changes shall be included in GAAP as applicable to Borrower and such Loan Party only from and after such date as Borrower or such Loan Party, the Required Lenders and Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 13.

         "General Intangibles" means, with respect to any Person, all of such Person's now owned or hereafter acquired general intangibles, chooses in action, causes of action (whether arising in contract, tort or otherwise and whether or not currently in litigation) and Permits, and all judgments in favor of such Person and all other intangible personal property of every kind and nature (other than Receivables), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refunds and tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights and claims under warranties, rights to indemnification, business interruption insurance and proceeds thereof, property, liability, casualty or any similar type of insurance and any proceeds thereof, and any letter of credit, Guaranty, claim, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any Receivable.

         "GNI" has the meaning set forth in the first paragraph hereof.

         "GNICC" has the meaning set forth in the first paragraph hereof.

         "GNLI" has the meaning set forth in the first paragraph hereof.

         "Government Acts" has the meaning set forth in Section 3.8(a)(ii) of this Agreement.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses, Permits and exemptions of, registrations and filings with, and reports to, any Governmental Authority, whether federal, state, local or foreign national or provincial.

         "Governmental Authority" means any nation or government, any federal, state, county, municipal, parish, provincial or other political subdivision thereof and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include:

                 (a) any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person; and

                 (b) any agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                          (i)     the purchase of securities or obligations,

                          (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                          (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                          (iv)    repayment of amounts drawn down by
                 beneficiaries of letters of credit, or

                          (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "Guaranty Agreement" means any Guaranty Agreement executed by a Guarantor in favor of Agent, for the benefit of the Credit Parties, as such Guaranty Agreement may be amended, modified, restated or supplemented from time to time.

         "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

                 (a) all obligations for Money Borrowed or for the deferred purchase price of property or services;

                 (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person;

                 (c) all Indebtedness of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person;

                 (d) all net obligations of such Person in respect of Interest Rate Protection Agreements; and

                 (e) in the case of Borrower (without duplication) all obligations under the Revolving Credit Loans and the Letter of Credit Facility.

         "Indemnified Party" has the meaning set forth in Section 17.13 of this Agreement.

         "Interest Coverage Ratio" means the ratio calculated pursuant to
Section 13.1(b).

         "Interest Expense" means, for any period, the interest expense of Borrower and its Subsidiaries for such period (including, without limitation, interest on Debt and the interest portion of payments under Capital Lease Obligations), determined on a consolidated basis in accordance with GAAP.

         "Interest Payment Date" means, with respect to Base Rate Loans, the first day of each calendar month, and with respect to any Eurodollar Loan, the last day of each corresponding Interest Period (and on the last day of the third (3rd) month in the case of a six (6) month Interest Period), commencing on September 1, 1998 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

         "Interest Period" means the period beginning on the day any Eurodollar Loan is made and ending one (1), two (2), three (3) or six (6) months thereafter (as Borrower may designate pursuant to a Notice of Borrowing); provided, however:

                 (a) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                 (b) any Interest Period with respect to a Eurodollar Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                 (c) Borrower may not select any Interest Period which ends after the date of a scheduled principal payment on the Loans unless, after giving effect to such selection, the aggregate unpaid principal amount of the Eurodollar Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made.

         "Interest Rate Protection Agreement" means an agreement between a Person and any Lender, or any Affiliate of such Lender, now existing or hereafter entered into, which provides for an interest rate swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option or any combination of, or option with respect to, any such or similar transactions, for the purpose of hedging such Person's exposure to fluctuations in interest rates or currency valuations.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Inventory" means, with respect to a Person, all of such Person's inventory and shall include, without limitation:

                 (a) all goods held or intended for sale or lease, or for display or demonstration and other products intended for sale or lease;

                 (b)      all work-in-process;

                 (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business; and

                 (d) all documents evidencing and general intangibles relating to any of the foregoing.

         "Investment" means, with respect to any Person:

                 (a) the acquisition or ownership by such Person of any share of Capital Stock, evidence of Indebtedness or other security issued by any other Person;

                 (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses;

                 (c)      any Guaranty of the obligations of any other Person;

                 (d) any other investment (other than the Acquisition of a Business Unit) in any other Person; and

                 (e) any commitment or option (where the consideration for such option exceeds $100) to make any of the investments listed in clauses (a) through (d) above.

         "Investment Property" means any investment property, now owned or hereafter acquired, and, in any event, shall include, without limitation, each of the following: (a) any Security, whether certificated or uncertificated, (b) any Security Entitlement, (c) any Securities Account, and (d) all proceeds of any of the foregoing.

         "IRS" means the Internal Revenue Service.

         "Issuer" means any "issuer," as such term is defined in Chapter 8 (or
Article 8) of the UCC, and in any event shall include, but not be limited to, any Person that, with respect to an obligation on or a defense to a Security,
(i) places or authorizes the placing of its name on a Security Certificate, other than as authenticating trustee, registrar, transfer agent or the like, to evidence a share, participation or other interest in its property or in an enterprise, or to evidence its duty to perform an obligation represented by the certificate, (ii) creates a share, participation or other interest in its property or in an enterprise, or undertakes an obligation, that is an Uncertificated Security; (iii) directly or indirectly creates a fractional interest in its rights or property, if the fractional interest is represented by a Security Certificate, or (iv) becomes responsible for, or in the place of, another Issuer.

         "L/C Issuer" means NationsBank and any Affiliate of NationsBank that issues any Letter of Credit pursuant to this Agreement.

         "Lender" means, at any time, any financial institution party to this Agreement at such time, including any Person becoming a party hereto pursuant to the provisions of Article 15, and in each case its successors and assigns, and "Lenders" means, at any time, all such Persons and their successors and assigns.

         "Letter of Credit" means any letter of credit issued by L/C Issuer for the account of Borrower pursuant to Article 3 and any renewal, extension, modification, amendment, restatement or replacement thereof; provided that the WMC LC is not a Letter of Credit issued pursuant to Article 3.

         "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

         "Letter of Credit Facility" means the facility provided under Article 3 of this Agreement for issuance of one or more Letters of Credit for the account of Borrower in an aggregate face amount not to exceed Three Million Dollars ($3,000,000) at any time.

         "Letter of Credit Obligations" means, at any time, the sum of (a) the Reimbursement Obligations of Borrower at such time in respect of Letters of Credit, plus (b) the aggregate of all Letter of Credit Amounts outstanding at such time, plus (c) the aggregate of Letter of Credit Amounts the issuance of which has been authorized pursuant to Section 3.4(b) but that have not yet been issued, in each case as determined by Agent; provided that the Letter of Credit Obligations shall not include the WMC LC Obligations.

         "Letter of Credit Reserve" means, at any time, the Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

         "Liabilities" means, with respect to any Person, all items (excluding Capital Stock, additional paid-in capital, retained earnings and general contingency items and deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on a balance sheet of such Person as at the date for which Liabilities are to be determined.

         "Licenses" means and includes, with respect to any Person, in each case whether now existing or hereinafter arising, all of such Person's right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any Patents, Copyrights or Trademarks; (b) all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof; and (c) all rights to sue for past, present and future breaches thereof.

         "Lien" as applied to the property of any Person means:

                 (a) any security interest, collateral assignment, mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom;

                 (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person;

                 (c)      any Indebtedness which is unpaid more than thirty
         (30) days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person; and

                 (d) the filing of, or any agreement to give, any financing statement under the UCC, or its equivalent, in any jurisdiction, excluding informational or precautionary financing statements relating to property leased by Borrower.

         "Liquidation-in-Place Value" means, with respect to any Equipment, the liquidation-in-place value thereof as of the Effective Date or any subsequent date of determination by Agent pursuant to Section 2.6(c).

         "Loan" means any Revolving Credit Loan, as well as all such loans collectively, as the context requires, and in any case includes, without limitation, any and all renewals, extensions, modifications or replacements thereof.

         "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 5.7.

         "Loan Documents" means collectively this Agreement, each Reimbursement Agreement, the Notes, the Security Documents, the Collateral Assignment of Receivables L/Cs, each Notice and Acknowledgment, the Postclosing Agreement and each other instrument, agreement, certificate or document executed by Borrower or any other Loan Party or any Affiliate of any Loan Party in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement, certificate or document referred to herein or contemplated hereby.

         "Loan Party" means Borrower, each of its Subsidiaries that becomes a party to a Loan Document and each other Person that at any time is a Guarantor under this Agreement, respectively, and "Loan Parties" means all of such Persons, collectively.

         "Loan Year" means each annual period commencing on the Effective Date, or any anniversary thereof, and ending on the day preceding the next successive anniversary of such commencement date.

         "Lockbox" means a U.S. post office box specified in, or pursuant to, an Agency Account Agreement or a Lockbox Agreement.

         "Lockbox Agreement" means any agreement established between Agent, Borrower and a Clearing Bank concerning the establishment of a Lockbox for the receipt and collection of checks and other items constituting proceeds of Receivables.

         "Long Term Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person other than Current Liabilities.

         "Margin Stock" means margin stock as defined in Section 221.1(h) of Regulation U.

         "Material Adverse Effect" means, with respect to Borrower, a material adverse effect upon Borrower's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects, taken as a whole, and in addition (i) with respect to Borrower, means a material adverse effect upon Borrower's ability to perform its obligations hereunder or under any other Loan Document to which it is a party or upon the enforceability of such obligations against Borrower and (ii) with respect to any Guarantor, means a material adverse effect upon such Guarantor's ability to perform its obligations under a Guaranty, or under any other Loan Document to which such Guarantor is a party or upon the enforceability of such obligations against such Guarantor.

         "Maximum Rate" shall have the meaning set forth in Section 5.2(f) of this Agreement.

         "Money Borrowed" means, as applied to Indebtedness:

                 (a)      Indebtedness for money borrowed;

                 (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                          (i) represented by notes payable, and drafts accepted, that represent extensions of credit,

                          (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                          (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business);

                 (c) Indebtedness that constitutes a Capitalized Lease Obligation, and

                 (d) Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for money borrowed.

         "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by Borrower to or for the benefit of Agent by which Agent, on behalf of the Lenders, acquires a Lien on Borrower's Real Estate or a collateral assignment of Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

         "Multiemployer Plan" means, with respect to any Person, a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which such Person or any Related Company is required to contribute or has contributed within the immediately preceding six (6) years.

         "NationsBank" means NationsBank, N.A., a national banking association whose principal office is located at 901 Main Street, Dallas, Dallas County, Texas 75202, and each of its successors and assigns.

         "Net Income" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including without limitation, reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                 (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or Consolidated with, the Person whose Net Income is being determined or a Consolidated Subsidiary of such Person;

                 (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions;

                 (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period;

                 (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon;

                 (e) any net gain arising from the collection of the proceeds of any insurance policy;

                 (f)      any write-up of any asset; and

                 (g) any other extraordinary item (including, without limitation, that portion of nonrecurring expenses directly incurred as part of the Recapitalization not exceeding Ten Million Six Hundred Fifty Thousand Dollars ($10,650,000) in the aggregate to the extent deducted in determining Net Income).

         "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 16.5) to Agent in respect of Revolving Credit Loans under this Agreement, minus (b) all amounts paid by Agent to such Lender which are received by Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

         "Net Proceeds" means proceeds received by any Loan Party from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such Asset Disposition; (b) any tax liability arising from such Asset Disposition; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed of.

         "Non-Ratable Loan" means a Revolving Credit Loan made by NationsBank in accordance with the provisions of Section 5.10(b).

         "Note" means any of the Revolving Credit Notes and "Notes" means more than one such Note or all of such Notes, collectively, as the context may indicate.

         "Notice of Borrowing" means a Notice of Borrowing, Prepayment, Conversion or Continuation, signed by Borrower's President or a Financial Officer, in substantially the form attached hereto as Exhibit "F".

         "Offering Memorandum" means the certain final Offering Memorandum dated July 23, 1998 for GNI's offering of its Seventy-Five Million Dollars ($75,000,000) aggregate principal amount of 10 7/8% Senior Notes Due 2005.

         "Operating Cash Flow" means, for any accounting period of Borrower, an amount equal to the sum of Borrower's EBITDA, minus Unfunded Capital Expenditures (excluding Capital Expenditures for which Borrower has incurred Permitted Purchase Money Indebtedness (excluding the Loans)) for such period.

         "Operating Lease" means any lease, excluding any lease constituting a Capitalized Lease Obligation, of real or personal property.

         "Other Taxes" shall have the meaning set forth in Section 6.6(b) of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Patent Security Agreement" means a Patent Security Agreement executed by Borrower to Agent, for the benefit of the Credit Parties, as such agreement may be amended, modified, restated or supplemented from time to time.

         "Patents" means and includes, with respect to any Person, all of such Person's right, title and interest in and to the following, in each case whether now existing or hereafter arising:

                 (a)      any and all patents and patent applications;

                 (b) all inventions and improvements described and claimed therein;

                 (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

                 (d) all income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof;

                 (e) all rights to sue for past, present and future infringements thereof; and

                 (f) all rights corresponding to any of the foregoing throughout the world.

         "Permits" means each permit issued by any Governmental Authority maintained by Borrower, including, without limitation, any and all Governmental Approvals for any aspect of Borrower's operations.

         "Permitted Acquisitions" means any Acquisition of assets or Capital Stock or other ownership interests by Borrower or any of its Subsidiaries that complies with each of the following requirements:

                 (a) such Acquisition and all other Acquisitions consummated or proposed to be consummated after the Effective Date shall not involve an aggregate Cost of Acquisition paid or payable, in whatever form (but exclusive of any trade payables incurred in the ordinary course of business to the extent that the aggregate amount of such trade payables assumed does not exceed the aggregate amount of accounts receivable acquired in connection with such Acquisitions) in excess of Four Million Dollars ($4,000,000) (unless such Acquisition has been approved in writing by the Agent and the Required Lenders);

                 (b) both before and after giving effect to such Acquisition and the Loans requested to be made in connection therewith, no Default exists or will exist and Borrower shall have represented and demonstrated to Agent pro forma compliance with the financial covenants contained in Section 13.1 of this Agreement for the most recent twelve-month period and as of the end of the most recent fiscal quarter after giving effect to such Acquisition and, in any event, such pro forma calculation shall demonstrate that the ratio calculated in accordance with Section 13.1(a) shall be no greater than
         5.0 to 1.0 after giving effect to such Acquisition;

                 (c) neither Borrower nor any of its Subsidiaries shall, as a result of or in connection with any such Acquisition, assume or incur any contingent liabilities (whether relating to environmental, tax, litigation or other matters) that could reasonably be expected to result in the existence or occurrence of a Material Adverse Effect;

                 (d) if such Acquisition involves an Acquisition of capital stock or other ownership interests, such Acquisition shall result in the acquired entity becoming a Wholly-Owned Subsidiary of Borrower;

                 (e) if such Acquisition is effectuated pursuant to a merger or consolidation, Borrower (if Borrower is a party thereto) or a Subsidiary (if such Subsidiary is a party thereto and Borrower is not a party thereto) shall be the Person surviving such merger or consolidation or the Person surviving such merger or consolidation is a Wholly Owned Subsidiary thereafter; and

                 (f) such Acquisition shall have been approved by all requisite corporate (or other applicable entity) action (including, without limitation, shareholder or other owner action, if required) of the entity to be acquired required by applicable law and shall not have been disapproved or recommended for disapproval by the board of directors or analogous governing body of such entity.

         "Permitted Investments" means Investments of Borrower in:

                 (a)      cash or Cash Equivalents;

                 (b) Receivables arising from sales of Inventory on credit in the ordinary course of business;

                 (c) shares of Capital Stock, evidence of Indebtedness or other security acquired by such Loan Party in consideration for or as evidence of past due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed Fifty Thousand Dollars ($50,000);

                 (d)      Guaranties permitted pursuant to Section 13.3;

                 (e) those items described on Schedule 1.1A ("Permitted Investments"); and

                 (f) other Investments, the net aggregate amount of which does not at any time exceed Ten Thousand Dollars ($10,000) individually or Twenty-Five Thousand Dollars ($25,000) in the aggregate in any fiscal year of Borrower;

                 (g)      Permitted Acquisitions;

                 (h) loans to employees made in the ordinary course of business not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding; and

                 (i) intercompany loans between or among Borrowers to the extent permitted by Section 13.2.

         "Permitted Liens" means:

                 (a) Liens securing taxes, assessments and other charges or levies of a Governmental Authority (excluding any Environmental Lien or any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with
         Section 11.6, and (ii) in the case of warehousemen or landlords, only if such Liens are junior to the Security Interest in any of the Collateral;

                 (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance, social security or similar legislation or obligations under payment, bid, surety, appeal or performance bonds;

                 (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of Real Estate, which do not material detract from the value of such property or impair the use thereof in the conduct of business;

                 (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness incurred for the purchase of Equipment after the Agreement Date;

                 (e)      Liens shown on Schedule 1.1B ("Permitted Liens"); and

                 (f) Liens of Agent, for the benefit of the Credit Parties arising under this Agreement and the other Loan Documents.

         "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness of Borrower incurred after the Agreement Date:

                 (a) which is secured by a Purchase Money Lien which is a Permitted Lien;

                 (b) the aggregate principal amount of which does not exceed an amount equal to one hundred percent (100%) of the lesser of

                          (i) the cost (including the principal amount of such Indebtedness, whether or not assumed) of the property (excluding Inventory) subject to such Lien, and

                          (ii) the fair value of such property (excluding Inventory) at the time of its acquisition, and

                 (c) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed One Million Dollars ($1,000,000).

For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

         "Permitted Transferee" means (a) with respect to 399 Venture Partners, Inc. (i) Citicorp, any direct or indirect wholly owned subsidiary of Citicorp, and any officer, director or employee of 399 Venture Partners, Inc., Citicorp or any wholly owned subsidiary of Citicorp, (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above, (iii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or
(ii) above; (b) with respect to any other Principal, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer or employee and (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of such officer or employee, any of the persons described in clause (b)(i) above or any combination thereof; or (c) with respect to GNI, any Wholly Owned Subsidiary.

         "Person" means any individual, corporation, limited liability company, joint venture, general or limited partnership, association, trust, unincorporated organization or Governmental Authority, or other similar entity.

         "Plan" means, with respect to any Person, any employee benefit plan as defined in Section 3(3) of ERISA in respect of which such Person or any Related Company is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, including without limitation, a Multiemployer Plan.

         "Postclosing Agreement" means the certain Postclosing Agreement, dated as of the Agreement Date, among Borrower, Agent and NationsBank, in its capacity as the sole Lender on the Agreement Date, as such agreement may be amended or supplemented from time to time hereafter.

         "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its "prime rate", which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         "Principal Office" means the principal office of Agent specified in or determined in accordance with the provisions of Section 17.1.

         "Principals" means 399 Venture Partners, Inc., Mr. Carl V. Rush, Jr., Mr. Titus H. Harris, III, Ms. Donna L. Ratliff and any other officer of Borrower that acquires equity interests in GNI on or after the Effective Date.

         "Pro Forma" means the pro forma balance sheet of Borrower as at the Effective Date, immediately after giving effect to the Recapitalization and the transactions contemplated by this Agreement.

         "Projections" means the forecasted (a) balance sheets, (b) income statements and (b) cash flow statements of Borrower for Borrower's 1999 through 2001 fiscal years, in form consistent with such forecasted financial statements delivered to Agent on or prior to the Agreement Date, together with appropriate supporting details and a statement of underlying assumptions.

         "Proprietary Rights" means, with respect to any Person, all of such Person's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, Permits and Licenses (and with respect to Borrower includes, without limitation, Borrower's Proprietary Rights as set forth on Schedule 8.1(cc) hereto) and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Purchase Money Indebtedness" means:

                 (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property (excluding Inventory);

                 (b) any Indebtedness incurred at the time of or within thirty (30) days prior to or after the acquisition of any property (excluding Inventory) for the purpose of financing all or any part of the purchase price thereof; and

                 (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

         "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the property (excluding Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         "Real Estate" means, with respect to a Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Person's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 8.1(x).

         "Recapitalization" means the Recapitalization of the Borrower described in the Offering Memorandum.

         "Receivables" means and includes:

                 (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person;

                 (b) all rights to payment under any and each Receivables Guaranty, Receivables L/C and each other Guaranty, security and Lien for payment of any Receivables listed in clause (a);

                 (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability; and

                 (d)      all proceeds of any of the foregoing.

         "Receivables Guaranty" means a Guaranty or indemnity agreement issued by a Person guaranteeing the prompt payment and performance of a Receivable, or indemnifying against loss by reason of nonpayment thereof, together with and including all rights of such Loan Party to payment thereunder and all proceeds thereof.

         "Receivables L/C" means a letter of credit issued by a Person as support for payment and performance of any Receivable(s), together with and including all rights to payment thereunder and all proceeds thereof.

         "Register" has the meaning set forth in Section 15.1(b) of this Agreement.

         "Regulation U" means Regulation U as promulgated by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority), as the same may be amended or supplemented from time to time.

         "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as L/C Issuer may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by L/C Issuer and Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

         "Reimbursement Obligations" means the reimbursement or repayment obligations of Borrower to the Credit Parties pursuant to Section 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

         "Related Company" means, with respect to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any such Person or any of its Subsidiaries, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any such Person or any of its Subsidiaries, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any such Person or any of its Subsidiaries, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including, without limitation, the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for thirty (30) days' notice to the PBGC is waived under applicable regulations.

         "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of fifty-one percent (51%).

         "Reserve" at any time means an amount from time to time established by Agent in its discretion, pursuant to this Agreement (notice thereof having been given to Borrower by Agent in the ordinary course of Agent's business, provided that any failure or delay in Agent's giving of such notice shall not impair the validity of such Reserve or give rise to any liability of Agent), as a reserve in reduction of the Borrowing Base in respect of costs, expenses, liens, risks, claims, contingencies or other potential factors which, in the event they should occur, could adversely affect or otherwise reduce the anticipated amount of timely collections in payment of Eligible Receivables or the anticipated amount of proceeds which could be realized upon liquidation of any other Collateral. The Reserve, if any from time to time, does not represent cash funds.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to any shares of a Person's Capital Stock (other than dividends payable solely in shares or other evidence of ownership of its Capital Stock), excluding, however, any such dividend, distribution or payment to any Borrower by any Borrower or any Subsidiary of Borrower.

         "Restricted Payment" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness for Borrowed Money or of any Indebtedness that is junior and subordinate to the Secured Obligations, (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to a shareholder, partner or equity holder of such Person or to any Affiliate of any such shareholder, partner or equity holder and (c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

         "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's Capital Stock (except shares acquired on the conversion thereof into other shares of Capital Stock of such Person).

         "Revolving Credit Availability" means, as of the date of any determination thereof, (a) the Borrowing Base at such time, minus (b) the sum of (i) the aggregate outstanding principal balance of all Revolving Credit Loans as of such date plus (ii) the Letter of Credit Obligations.

         "Revolving Credit Facility" means the facility provided by Article 2 of this Agreement for Revolving Credit Loans up to the maximum principal sum of Twelve Million Dollars ($12,000,000).

         "Revolving Credit Loans" means the Loans made to Borrower pursuant to
Section 2.1 (including any such Loans that are EQ Sublimit Loans), and each of such Loans, respectively, as the context requires.

         "Revolving Credit Note" means a Revolving Credit Note made by Borrower payable to the order of a Lender evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit "A" hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "RTSI" has the meaning set forth in the first paragraph hereof.

         "Schedule of Inventory" means a schedule delivered by Borrower to Agent pursuant to the provisions of Section 10.12(b).

         "Schedule of Receivables" means a schedule delivered by Borrower to Agent pursuant to the provisions of Section 10.12(a).

         "Secured Obligations" means, in each case whether now in existence or hereafter arising:

                 (a) the principal of, and interest and premium, if any, on, the Loans;

                 (b) the Reimbursement Obligations and all other obligations owing to L/C Issuer or any other Credit Party arising in connection with the issuance of any Letter of Credit;

                 (c) all obligations of any Loan Party under any Interest Rate Protection Agreement;

                 (d) all indebtedness, liabilities, obligations, covenants and duties of Borrower to the Credit Parties, or any of them, of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including, without limitation, fees required to be paid pursuant to Article 5 and fees and expenses required to be paid or reimbursed pursuant to Section 17.2.

         "Securities Account" means any account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise the rights that comprise the Financial Asset.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Securities Intermediary" means any (i) Clearing Corporation, or (ii) Person, including a bank or Broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "Security" means any "security," as such term is defined in Chapter 8 (or Article 8) of the UCC and, in any event, shall include, but not be limited to, any obligation of an Issuer or a share, participation or other interest in an Issuer or in property or an enterprise of an Issuer: (i) which is represented by a Security Certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the Issuer; (ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and (iii) which (a) is, or is of a type, dealt in or traded on securities exchanges or securities markets or (b) is a medium for investment and by its terms expressly provides that it is a security governed by Chapter 8 (or Article 8) of the UCC.

         "Security Certificate" means any certificate representing a Security.

         "Security Documents" means each of the following:

                  (a)     the Financing Statements;

                  (b)     the Mortgages;

                  (c)     the Patent Security Agreements;

                  (d)     the Trademark Security Agreements;

                  (e)     the Copyright Security Agreements;

                  (f)     the Guaranty Agreements;

                  (g)     the Collateral Assignment of Liens; and

                  (h) each other writing executed and delivered by any Loan Party or any other Person securing or Guaranteeing the Secured Obligations.

         "Security Entitlement" means any of the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" means the Liens of Agent, for the benefit of the Credit Parties, on and in the Collateral effected by this Agreement or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "Senior Funded Debt" means the sum of (i) the outstanding principal amount of the Revolving Credit Loans plus (ii) the Letter of Credit Obligations plus (iii) the Senior Notes.

         "Senior Management of GNI" means Carl V Rush, Jr., Titus H. Harris, III and Donna L. Ratliff.

         "Senior Notes" means the 10 7/8% Senior Notes due 2005 of GNI and the Guaranties thereof by each of the Subsidiaries of GNI, each issued pursuant to the Offering Memorandum and the 10 7/8% Senior Notes due 2005 of GNI and the Guaranties thereof by each of the Subsidiaries of GNI, each issued pursuant to the Exchange Offer (as defined in the Offering Memorandum).

         "Settlement Date" means each Business Day after the Effective Date selected by Agent in its sole discretion subject to and in accordance with the provisions of Section 5.10(b)(i) as of which a Settlement Report is delivered by Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 5.10.

         "Settlement Report" means each report, substantially in the form attached hereto as Exhibit "E", prepared by Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by Agent from Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

         "Solvent" means, as to Person, that on the Agreement Date and as of the Effective Date (both before and after the Recapitalization and granting of all security interests and liens contemplated hereby and the funding of the initial Loan(s) under this Agreement) (a) the sum of such Person's debts is not greater than all of such Person's property, at a fair valuation, (b) the sum of such Person's debts is not greater than all of such Person's assets, at a fair valuation, (c) such Person is generally paying its debts as they become due,
(d) such person is not engaged or about to engage in any business or any transaction for which (i) its property is an unreasonably small capital or (ii) the remaining assets of such Person are unreasonably small in relation to any such business or transaction, (e) such Person does not intend to incur, and does not believe that it will incur, debts that are or would be beyond its ability to pay as such debts mature or become due, and (f) such Person does not intend to hinder, delay or defraud any creditor of such Person. For this purpose (i) "debts" includes anything included within the definition of "debt" as used in Section 548 of the United States Bankruptcy Code or as defined or used by Section 24.002 or Section 24.003 of the Texas Uniform Fraudulent Transfer Act, and "assets" has the meaning defined or used by Section 24.002 of the Texas Uniform Fraudulent Transfer Act. Contingent, unliquidated or disputed obligations or liabilities (if any) are valued at the amount which, in light of all relevant facts and circumstances, is reasonably expected to become absolute, liquidated or mature.

         "Spot Rate" means, as of any date of determination with respect to the conversion of an amount denominated in one currency (the "Original Currency") to another currency (the "Other Currency"), the rate of exchange at which, in accordance with customary banking procedures and at such time and in such foreign exchange market as Agent shall determine consistent with such procedures, Agent on such date could purchase such amount of the Original Currency with such Other Currency.

         "Subordinated Indebtedness" means any Indebtedness for Money Borrowed which is subordinated in writing to the Secured Obligations in form and substance satisfactory to Agent.

         "Subsidiary" shall

                 (a) when used to determine the relationship of a Person to another Person, mean a Person of which an aggregate of more than fifty percent (50%) or more of the Capital Stock is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                          (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                          (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and

                 (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also mean any corporation, trade or business (whether or not incorporated) which is under common control with Borrower and is treated as a single employer with Borrower under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder.

         "Supporting Letter of Credit" shall have the meaning set forth in
Section 3.9 of this Agreement.

         "Taxes" shall have the meaning set forth in Section 6.6(a) of this Agreement.

         "Termination Date" means July 31, 2001, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated, or such later date as to which the same may be extended pursuant to the provisions of Section 2.7.

         "Termination Event" means

                 (a)      a Reportable Event, or

                 (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

                 (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

         "Total Commitment" means the sum of the Commitments.

         "Trademark Security Agreement" means any Trademark Security Agreement executed by Borrower in favor of Agent, for the benefit of the Credit Parties, as the same may be amended, modified, restated or supplemented from time to time.

         "Trademarks" means and includes, with respect to any Person,, all of such Person's right, title and interest in and to the following, in each case whether now existing or hereafter arising:

                 (a) all trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by such trademarks;

                 (b) all licenses of the foregoing, whether as licensee or licensor;

                 (c)      all renewals of the foregoing;

                 (d) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof;

                 (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and

                 (f) all rights corresponding to any of the foregoing throughout the world.

         "Type" means any type of Loan (i.e., Base Rate Loan or a Eurodollar
Loan).

         "UCC" means (i) the Uniform Commercial Code as in effect from time to time in the State of Texas, as amended from time to time, and (ii) the Uniform Commercial Code as in effect from time to time in such other states as any Collateral may be located, as and to the extent applicable.

         "U.S." means the United States of America.

         "Uncertificated Security" means any "uncertificated security," as such term is defined in Chapter 8 (or Article 8) of the UCC, and in any event shall include, but not be limited to, any Security that is not represented by a certificate.

         "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

         "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which

                 (a) the present value of all vested nonforfeitable benefits under such Plan exceeds,

                 (b) the fair market value of all Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Plan.

         "Voting Stock" means Capital Stock of a Person having ordinary voting power for the election of a majority of the members of its board of directors or other governing body (not including shares having such power only in the event of a contingency).

         "Wholly-Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person, means a Subsidiary all of the issued and outstanding Capital Stock (other than directors' qualifying shares) of which shall at the time be owned by such Person or one or more of such Person's Wholly-Owned Subsidiaries or by such Person and one or more of such Person's Wholly-Owned Subsidiaries.

         "WMC LC" means the One Million Five Hundred Thousand Dollars ($1,500,000) Auto-Renewable Standby Letter of Credit issued by NationsBank on behalf of Borrower guaranteed by WMX Technologies, Inc.

         "WMC LC Obligations" means the sum of (a) the Reimbursement Obligations of Borrower at such time in respect of the WMC LC, plus (b) the amount available to be drawn against the WMC LC at such time.

         "Year 2000 Compliant" has the meaning set forth in Section 8.1(ff) hereof.

         "Year 2000 Problem" has the meaning set forth in Section 8.1(ff) hereof.

         Section 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement, and the words "hereof," "herein,"

"hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations, limited liability companies, partnerships, joint ventures and other business entities and vice versa. References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof. References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, restated, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, restatement, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and Agent. References to any Person include its successor or permitted substitutes and assigns. Standards of "reasonableness," or requirements of similar import, and the conduct of any Credit Party or any Loan Party in connection with the Loan Documents shall be measured according to applicable standards prescribed by the UCC.

         Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are incorporated fully herein by reference thereto.

                                   ARTICLE 2

                           Revolving Credit Facility

         Section 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by Borrower in accordance with the terms of Section 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to Borrower; provided, however, that it is agreed that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to Section 2.3(c) may be reborrowed by Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this Section
2.1. Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 5.10.

         Section 2.2 Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

                 (a) Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

                          (i) requests for a Revolving Credit Loan shall be made in the manner prescribed by Article 5 (with respect to the initial Revolving Credit Loan, Borrower shall give Agent reasonable prior written notice of the occurrence of the Effective Date, which notice shall be irrevocable);

                          (ii) whenever a check or other item is presented to a Disbursing Bank for payment against a Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by Borrower to, give Agent notice thereof, which notice shall be deemed to be a request for a Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance;

                          (iii) unless payment is otherwise timely made, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest, or any scheduled installment of principal, shall be deemed to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or scheduled installment of principal;

                          (iv) unless payment is otherwise timely made, the becoming due of any other Secured Obligation shall be deemed to be a request for a Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable; and

                          (v) the receipt by Agent of notification from L/C Issuer to the effect that a drawing has been made under a Letter of Credit and that Borrower has failed to reimburse L/C Issuer therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and Article 3, shall be deemed to be a request for a Revolving Credit Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

                 (b) Disbursement of Loans. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:

                          (i) the proceeds of each borrowing requested under Sections 2.2(a)(i) or (ii) shall be disbursed by Agent in Dollars in immediately available funds, (A) in the case of the initial borrowing under the Revolving Credit Facility, in accordance with the terms of the certificate from Borrower to Agent referred to in Section 7.1(a)(xi), and (B) in the case of each subsequent borrowing, by wire transfer to a Disbursement Account or, in the absence of a Disbursement Account, by wire transfer to such other account as may be agreed upon by Borrower and Agent from time to time;

                          (ii) the proceeds of each borrowing deemed requested under Section 2.2(a)(iii) or (iv) shall be disbursed by Agent by way of direct payment of the relevant interest or Secured Obligation, as the case may be; and

                          (iii) the proceeds of each borrowing deemed requested under Section 2.2(a)(v) shall be disbursed by Agent directly to L/C Issuer in payment of the Reimbursement Obligations referenced therein.

         Section 2.3 Repayment of Revolving Credit Loans. Borrower hereby agrees to pay the Revolving Credit Loans as follows:

                 (a) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by Borrower in full, on the Termination Date;

                 (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

                 (c) Borrower hereby instructs Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by Agent on such day pursuant to Section 10.1(b).

         Section 2.4 Revolving Credit Note. Each Lender's Revolving Credit Loans and the obligation of Borrower to repay such Revolving Credit Loans shall be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date, or with respect to any Lender which is a party to an Assignment and Acceptance the date of such Assignment and Acceptance, and be duly and validly executed and delivered by Borrower.

         Section 2.5 Borrowing Base. At any time after the occurrence, and during the continuance, of a Default or an Event of Default, the percentages specified in this Agreement for determination of the Borrowing Base may be adjusted from time to time based upon such considerations as Agent may deem appropriate in its discretion. Percentages used from time to time in calculating the Borrowing Base are for the sole purpose of determining the maximum amount of Revolving Credit Loans that may be outstanding from time to time under this Agreement, and shall not be evidentiary of or binding upon the Credit Parties with respect to the market value or liquidation value of any Collateral. Agent shall have the right at any time in its reasonable credit judgment to establish a Reserve against Eligible Receivables in reduction of the Borrowing Base in respect of costs, expenses, liens, risks, claims, contingencies or other potential factors which, in the event they should occur, could reasonably be expected to materially and adversely affect or otherwise reduce the anticipated net amount of timely collections in payment of

Eligible Receivables. Funding of Revolving Credit Loans hereunder shall at all times remain subject to confirmation of existence of Eligible Receivables, and the Borrowing Base, in Agent's discretion. Any request for a Revolving Credit Loan which, if funded, would result in the unpaid balance of the Revolving Credit Loans being in excess of the amount allowed by this Agreement may be declined by Agent in its sole discretion without prior notice.

         Section 2.6     Sublimit Loans.

                 a. Any Revolving Credit Loan requested by Borrower pursuant to Section 2.1 may be designated by Borrower as an EQ Sublimit Loan, provided, that the aggregate amount of Revolving Credit Loans at any time outstanding as EQ Sublimit Loans may not at any time exceed the EQ Sublimit Allowance. Any Revolving Credit Loan not so designated shall not be an EQ Sublimit Loan, provided, that any Loan made pursuant to clauses (ii), (iii), (iv) and (v) of Section 2.2(a) shall be deemed to be an EQ Sublimit Loan to the extent such Loan results in there being an unpaid balance of Revolving Credit Loans in excess of the amount of the Borrowing Base determined as if the EQ Sublimit Allowance was $0.

                 b. If at any time the aggregate outstanding unpaid principal amount of all EQ Sublimit Loans exceeds the EQ Sublimit Allowance, Borrower shall repay the EQ Sublimit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of EQ Sublimit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment, provided, that in Agent's sole discretion any such excess may be amortized according to such amortization schedule as Agent may determine in its discretion.

                 c. At any time on or after the first anniversary of the Agreement Date and at least once during each subsequent twelve (12) month period following such anniversary, Agent in its discretion may cause to be prepared for Agent, at Borrower's cost and expense, an updated appraisal of Eligible Equipment, prepared by a credentialed appraiser and on such valuation basis as Agent may determine for determination of the Liquidation-in-Place Value of such Eligible Equipment as of the time of such appraisal.

         Section 2.7 Extension of Revolving Credit Facility. Upon the request of Borrower, the Lenders may, from time to time, in their sole discretion agree to extend the Revolving Credit Facility for a period of up to twelve months at a time with the effect that the Termination Date shall be extended accordingly. Each such extension shall be requested by the delivery by Borrower to the Loan Parties of a written notice to that effect, not less than sixty (60) days prior to the date which otherwise would constitute the Termination Date for the Revolving Credit Facility, and shall be effected upon execution by the Loan Parties and the Credit Parties of an amendment to this Agreement and such related agreements, in each case in form and substance satisfactory to Agent, as Agent shall require in connection therewith.

                                   ARTICLE 3

                           Letter of Credit Facility

         Section 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, L/C Issuer agrees to issue for the account of Borrower one or more Letters of Credit in accordance with this Article 3, from time to time during the period commencing on the Effective Date and ending on the date thirty-one (31) days prior to Termination Date.

         Section 3.2 Amounts. L/C Issuer shall not have any obligation to issue any Letter of Credit at any time:

                 (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of Borrower would exceed the maximum amount of the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for such Letter of Credit); or

                 (b) which has a term longer than one (1) calendar year or an expiration date after the last Business Day that is more than thirty (30) days prior to the Termination Date.

         Section 3.3 Conditions. The obligation of L/C Issuer to issue any Letter of Credit is subject to the satisfaction of (i) the conditions precedent contained in Article 7 and (ii) the following additional conditions precedent in a manner satisfactory to Agent and L/C Issuer:

                 (a) Borrower shall have delivered to L/C Issuer and Agent, at such times and in such manner as L/C Issuer or Agent may prescribe, an application in form and substance satisfactory to L/C Issuer and Agent for the issuance of the proposed Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to L/C Issuer and Agent; and

                 (b) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority having jurisdiction or authority over L/C Issuer shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over banks generally shall prohibit or request that L/C Issuer refrain from the issuance of letters of credit generally or the issuance of such Letter of Credit.

                 (c) L/C Issuer shall have received from Agent authorization to issue the requested Letter of Credit.

         Section 3.4      Issuance of Letters of Credit.

                 (a) Request for Issuance. Borrower shall give L/C Issuer and Agent written notice of each request for the issuance of a Letter of Credit no later than six (6) Business Days prior to the proposed date of issuance of the Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day that is more than thirty (30) days prior to the Termination Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. Borrower shall attach to such notice the form of the Letter of Credit that Borrower requests to be issued.

                 (b) Responsibilities of Agent; Issuance. Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from Borrower pursuant to Section 3.4(a), the amount of the unused portion of the Letter of Credit Facility and the Borrowing Base. If (i) the form of the Letter of Credit delivered by Borrower to Agent is acceptable to L/C Issuer and Agent in their sole, reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the lesser of (A) the amount of the unused portion of the Letter of Credit Facility and (B) the unused Borrowing Base, and (iii) Agent has received a certificate from Borrower stating that the applicable conditions set forth in Article 7 have been satisfied, then L/C Issuer will cause the Letter of Credit to be issued. NationsBank in its sole discretion may cause any Affiliate of NationsBank to issue any requested Letter of Credit, whereupon such Affiliate shall be L/C Issuer with respect to such Letter of Credit and shall have all of the rights, benefits and interests of L/C Issuer as are specified by the Loan Documents in connection therewith. Each such Affiliate, if any, shall be a third party beneficiary of the Loan Documents and shall be entitled to rely upon all representations, warranties and covenants contained herein and therein. The Loan Parties hereby authorize NationsBank and Agent to deliver or otherwise disclose to L/C Issuer copies of any of the Loan Documents and any other information from time to time in NationsBank's or Agent's possession concerning any of the Loan Parties or the transactions contemplated by the Loan Documents.

                 (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit, L/C Issuer shall give Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit; provided that any failure or delay in giving or confirming any such notice shall not impair the obligations of L/C Issuer, any Lender or Borrowers with respect to any such Letter of Credit.

                 (d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this Section 3.4 are met as though a new Letter of Credit were being requested and issued.

         Section 3.5 Duties of L/C Issuer. Any action taken or omitted to be taken by L/C Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of L/C Issuer to any Lender or relieve any Lender of its obligations hereunder to L/C Issuer. In determining whether to pay under any Letter of Credit, L/C Issuer shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

         Section 3.6      Payment of Reimbursement Obligations.

                 (a) Payment to Issuer. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, Borrower agrees to reimburse L/C Issuer for any drawings (whether partial or full) under each Letter of Credit issued by L/C Issuer and agrees to pay to L/C Issuer the amount of all other Reimbursement Obligations and other amounts payable to L/C Issuer under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which Borrower may have at any time against L/C Issuer or any other Person.

                 (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by L/C Issuer, or by Agent, and distributed by Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from L/C Issuer or Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by Agent pay to Agent, for the account of Agent or L/C Issuer, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by L/C Issuer, or by Agent, upon the amount required to be repaid by it.

         Section 3.7      Participations.

                 (a) Purchase of Participations. Immediately upon issuance by L/C Issuer of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Commitment Percentage of the face amount thereof (including, without limitation, all obligations of Borrower with respect thereto).

                 (b) Sharing of Letter of Credit Payments. In the event that L/C Issuer makes a payment under any Letter of Credit and L/C Issuer shall not have been repaid such amount pursuant to Section 3.6, then NationsBank may make such repayment to L/C Issuer and thereupon be deemed to have made a Non-Ratable Loan in the amount of such repayment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such repayment, such Non-Ratable Loan shall be subject to the provisions of Section 5.10(b) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

                 (c) Sharing of Reimbursement Obligation Payments. Whenever L/C Issuer receives a payment from or on behalf of Borrower on account of a Reimbursement Obligation as to which Agent has previously received for the account of L/C Issuer payment from a Lender pursuant to this Section 3.7, L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from Borrower in Dollars. Each such payment shall be made by L/C Issuer on the Business Day on which L/C Issuer receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. (Dallas, Texas time) on such Business Day and otherwise on the next succeeding Business Day.

                 (d) Documentation. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

                 (e) Obligations Irrevocable. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit and their participations therein pursuant to the provisions of Section 5.10(b) hereof or otherwise and the obligations of Borrower to make payments to L/C Issuer or to Agent, for the account of the Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with Section 3.4), including, without limitation, any of the following circumstances:

                          (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                          (ii) The existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, L/C Issuer or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any other Person and the beneficiary named in any Letter of Credit);

                          (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                          (v) The occurrence of any Default or Event of Default; or

                          (vi) Agent's failure to deliver to the Lenders the notice provided for in Section 3.4(c).

         Section 3.8      Indemnification, Exoneration.

                 (a)      Indemnification by Borrower.  WITHOUT LIMITING
         SECTION 17.13 AND IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS ARTICLE 3, BORROWER JOINTLY AND SEVERALLY AGREES TO PROTECT, INDEMNIFY, PAY AND SAVE EACH OF THE CREDIT PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY CREDIT PARTY MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECTLY OR INDIRECTLY, OF ANY OF THE FOLLOWING: (I) THE ISSUANCE OF ANY LETTER OF CREDIT, OTHER THAN AS A RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (II) THE FAILURE OF L/C ISSUER TO HONOR A DRAWING UNDER ANY LETTER OF CREDIT AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE DE JURE OR DE FACTO GOVERNMENTAL AUTHORITY (ALL SUCH ACTS OR OMISSIONS BEING HEREINAFTER REFERRED TO COLLECTIVELY AS "GOVERNMENT ACTS").

                 (b) Assumption of Risk by Borrower. As among Borrower and the Credit Parties, Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Credit Parties shall not be responsible for:

                          (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                          (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                          (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                          (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                          (v)     errors in interpretation of technical terms;

                          (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                          (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                          (viii) any consequences arising from causes beyond the control of any Credit Party, including, without limitation, any Government Acts.

         None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of any of any Credit Party under this Section 3.8.

                 (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Credit Parties under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Credit Party to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

                 (d) Indemnification by Lenders. WITHOUT LIMITING SECTION 16.5, THE LENDERS AGREE TO INDEMNIFY L/C ISSUER (TO THE EXTENT NOT REIMBURSED UNDER SECTION 17.2 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST L/C ISSUER (INCLUDING BY ANY LENDER) AS DESCRIBED IN THIS SECTION 3.8 OR OTHERWISE IN ANY WAY RELATING TO OR ARISING OUT OF ANY LETTER OF CREDIT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY L/C ISSUER UNDER ANY LETTER OF CREDIT OR ANY LOAN DOCUMENT IN CONNECTION THEREWITH (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF L/C ISSUER); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE L/C ISSUER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY BORROWER TO L/C ISSUER UNDER
         SECTION 17.2, TO THE EXTENT THAT L/C ISSUER IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF ALL SECURED OBLIGATIONS.

         Section 3.9 Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 3.2(c), any Letter of Credit is outstanding on the Termination Date, then on or prior to such Termination Date, or in any case upon the occurrence of an Event of Default, Borrower shall, promptly on demand by Agent, deposit with Agent, for the ratable benefit of the Credit Parties, with respect to each Letter of Credit then outstanding, as Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to Agent, issued by an issuer reasonably satisfactory to Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit Agent is entitled to draw amounts necessary to reimburse the Credit Parties for payments made by the Credit Parties resulting from any drawing under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Credit Parties for payments made by the Credit Parties resulting from any drawing under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by Agent for the benefit of the Credit Parties, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. At Borrower's request, but subject to Agent's reasonable approval, Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash in Cash Equivalents, and any commissions, expenses and penalties incurred by Agent in connection with any investment and redemption of such Cash Collateral shall be Secured Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for the Loans and shall be charged to Borrower's Loan Accounts, or, at Agent's option, shall be paid out of the proceeds of any earnings received by Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 3.9.

                                   ARTICLE 4

                                   [RESERVED]


                                   ARTICLE 5

                            General Loan Provisions

         Section 5.1      Procedure for Borrowing and Disbursement of Loans.

                 (a) In order to receive any Loan, Borrower shall notify Agent of a request for a Loan by means of a Notice of Borrowing or other notice on behalf of Borrower acceptable to Agent, therein designating the amount of the Loan requested (and if such Loan is requested as an EQ Sublimit Loan, a designation so requesting) and the date on which funding is requested. Each request for a Loan shall be delivered to Agent not later than 11:00 a.m. (Dallas, Texas time) (i) in the case of a Base Rate Loan on the Business Day on which funding of such Loan is requested and (ii) in the case of a Eurodollar Loan, at least two (2) Eurodollar Business Days prior to the Business Day on which funding of such Loan is requested. Such notice may be made in any manner prescribed by Section 17.1, provided that for this purpose each Loan Party irrevocably authorizes Agent to rely upon any Person whom Agent believes to be an authorized officer of Borrower and for purposes of this Agreement any such officer shall be deemed to be authorized to request any such Loan on behalf of Borrower. Any such notice shall be irrevocable upon receipt by Agent. Without limiting the other terms and conditions of this Agreement, at the time of each borrowing hereunder, Borrower must be current in the delivery of all Compliance Certificates and Borrowing Base Certificates required to be delivered to Agent and the Lenders pursuant to this Agreement.

                 (b) Unless Agent has elected periodic settlements pursuant to Section 5.10, Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this Agreement by 12:00 noon (Dallas, Texas time) on the proposed borrowing date. Not later than 1:00 p.m. (Dallas, Texas time) on the proposed borrowing date, each Lender will make available to Agent, for the account of Borrower, at Agent's Principal Office in funds immediately available to Agent, an amount equal to such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such date.

         Section 5.2      Interest.

                 (a) Subject to the provisions of Section 5.2(c), Borrower agrees to pay interest on the unpaid principal amount of the Loans, for each day from the day each such Loan was made until such Loan is due (whether upon demand, at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the lesser of the Applicable Rate or the Maximum Rate. Interest shall be payable monthly in arrears as it accrues on each Interest Payment Date.

                 (b) Prior to receipt of the Compliance Certificate to be delivered with Borrower's financial statements for its fiscal quarter ending September 30, 1998, the Applicable Margin shall be (i) one percent (1.00%) for Base Rate Loans other than EQ Sublimit Loans, (ii) one and one-half percent (1.50%) for Base Rate Loans that are EQ Sublimit Loans, (iii) two and three-quarters percent (2.75%) for Eurodollar Loans other than EQ Sublimit Loans and (iv) three and one-quarter percent (3.25%) for Eurodollar Loans that are EQ Sublimit Loans; thereafter the Applicable Margin shall be determined in accordance with the following table (with step downs based on Borrower's Interest Coverage Ratio determined as provided in Section 13.1(b) commencing on and after receipt of the Compliance Certificate to be delivered with Borrower's financial statements for its fiscal quarter ending September 30, 1998 as set forth in such table and effective as provided herein below):

========================================================================================================================

                                Base Rate Loans     Base Rate Loans     Eurodollar Rate Loans   Eurodollar Rate Loans
                                  other than           that are              other than               that are
   Interest Coverage Ratio     EQ Sublimit Loans   EQ Sublimit Loans      EQ Sublimit Loans       EQ Sublimit Loans
========================================================================================================================

Less than or equal to 1.50           1.00%               1.50%                  2.75%                   3.25%
------------------------------------------------------------------------------------------------------------------------

Greater than  1.50 but  less
than or equal to 2.00                0.75%               1.25%                  2.50%                   3.00%
------------------------------------------------------------------------------------------------------------------------

Greater than 2.00                    0.50%               1.00%                  2.25%                   2.75%
========================================================================================================================

         Upon delivery of the Compliance Certificate pursuant to Subsection
         12.3 in connection with the financial statements of Borrower required to be delivered pursuant to Subsection 12.1 for the fiscal quarter ending September 30, 1998, the Applicable Margin shall automatically be adjusted in accordance with the Interest Coverage Ratio as set forth above, such automatic adjustment to take effect retroactively as of the first day of the fiscal quarter for which such Compliance Certificate is delivered (the "Adjustment Date"). If Borrower fails to deliver such Compliance Certificate with respect to any fiscal quarter within the period of time required by Subsection 12.3, then:
         (i) the Applicable Margin for Base Rate Loans other than EQ Sublimit Loans shall automatically be adjusted to one percent (1.00%) per annum, (ii) the Applicable Margin for Base Rate Loans that are EQ Sublimit Loans shall automatically be adjusted to one and one-half percent (1.50%) per annum, (iii) the Applicable Margin for Eurodollar Rate Loans other than EQ Sublimit Loans (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two and three-quarters percent (2.75%) per annum and
         (iv) the Applicable Margin for Eurodollar Rate Loans that are EQ Sublimit Loans (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to three and one-quarter percent (3.25%) per annum. Each automatic adjustment, if any, provided for above shall remain in effect until subsequently adjusted in accordance with the foregoing.

                 (c) If Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) all or any portion of the principal amount of any Loan or if there shall occur any other Event of Default, at Agent's election the balance of the Loans shall no longer bear interest in accordance with the terms of Section 5.2(a), but shall bear interest for each day from the date of such failure to pay or other Event of Default, as the case may be, until such failure to pay or other Event of Default shall have been cured or waived in compliance with the terms of this Agreement, at a rate per annum equal to the lesser of (i) the sum of (1) the Default Margin and (2) the Applicable Rate, or (ii) the Maximum Rate, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 14.1(g) or Section 14.1(h).

                 (d) Borrower agrees, to the extent permitted by Applicable Law, to pay interest on the unpaid principal amount of any Secured Obligation that is due and payable other than the Loans in accordance with Sections 5.2(a) or Section 5.2(c), as applicable, as if such Secured Obligation were a Loan.

                 (e)      The interest rates provided for in Section 5.2(a),
         Section 5.2(b), Section 5.2(c) and Section 5.2(d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed and, with respect to any Base Rate Loan, shall be adjusted automatically as of the first day of the calendar month next following the calendar month of the effective date of each change in the Base Rate.

                 (f) It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to Borrower.

         Section 5.3 Interest Rate Option. Subject to the provisions hereof, Borrower shall have the option to have designated portions of the Loans bear interest at an Applicable Rate determined according to the Base Rate or the Adjusted Eurodollar Rate; provided, however, that any portion of the Loans designated to bear interest at an Applicable Rate determined according to the Adjusted Eurodollar Rate for any particular Interest Period shall not be for less than Two Hundred Thousand Dollars ($200,000) of unpaid principal or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof, and no more than six (6) Interest Periods shall be allowed to exist at any one time. Any such option shall be exercised in the manner provided below:

                 (a) At Time of Borrowing. Contemporaneously with each request for a Loan, Borrower shall give Agent a Notice of Borrowing indicating the interest rate option selected with respect to the principal balance of such Loan. If the required Notice of Borrowing shall not have been timely received by Agent, Borrower shall be deemed to have designated the Base Rate and to have given Agent notice of such designation. Notwithstanding the foregoing, any request for a Revolving Credit Loan made pursuant to clauses (ii), (iii), (iv) or
         (v) of Section 2.2(a) shall be deemed to be a request for a Base Rate Loan.

                 (b)      At Expiration of Interest Periods.  Not less than two
         (2) Eurodollar Business Days prior to the termination of any Interest Period for any Eurodollar Loan, Borrower shall give Agent a Notice of Borrowing indicating the interest rate option to be applicable to such Eurodollar Loan upon the expiration of such Interest Period if Borrower elects to have such Loan Continued as a Eurodollar Loan. If the required Notice of Borrowing shall not have been timely received by Agent prior to the expiration of such Interest Period, Borrower shall be deemed to have selected a rate based upon the Base Rate to be applicable to such Eurodollar Loan upon the expiration of such Interest Period and to have given Agent notice of such selection.

                 (c) Conversion From Base Rate. Subject to the other provisions of this Agreement, during any period in which any Base Rate Loan is in existence, Borrower shall have the right, on any Eurodollar Business Day, to Convert all or a portion thereof to a Eurodollar Loan by giving Agent a Notice of Borrowing of such Conversion not less than two (2) Eurodollar Business Days prior to the date of such Conversion.

Agent, at its option, may accept telephonic instructions as a Notice of Borrowing (provided that without limiting the validity of any such notice by telephonic instruction, Borrower agrees that any such telephonic request shall promptly be confirmed to Agent by Borrower delivering a written Notice of Borrowing to Agent) and Agent hereby is authorized and directed, at Agent's option, to honor any or all such telephonic or other oral notices from any Person whom Agent believes to be an authorized officer of Borrower, and for purposes of this Agreement, any such officer shall be deemed to be authorized to make any such notice on behalf of Borrower. Borrower agrees to indemnify and hold Agent and the Lenders harmless from any loss or liability incurred by any of them in connection with honoring any telephonic or other oral notices. All written Notices of Borrowing are effective only upon receipt by Agent. Each Notice of Borrowing, whether written or oral, shall be irrevocable and binding upon Borrower.

         Section 5.4      Certain Fees.

                 (a) Closing Fee. Subject to the provisions of Section 17.24, on the Agreement Date, as additional consideration for the extensions of credit provided for hereunder, Borrower shall pay to Agent, for the ratable benefit of the Lenders, the unpaid portion of a closing fee in the amount of One Hundred Twenty Thousand Dollars ($120,000), Forty Thousand Dollars ($40,000) of which has been paid prior to the Agreement Date. The closing fee provided for herein shall compensate the Lenders for the internal costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and lost opportunity costs, but not including any out-of-pocket expenses for which Borrower has agreed to reimburse Agent or any Lender, including, without limitation, Agent's or any Lender's out-of-pocket expenses incurred in connection with its due diligence examination of Borrower and the closing of the transactions contemplated by this Agreement. Subject to the provisions of Section 17.24, the closing fee shall be fully earned on the Agreement Date and shall not be subject to refund or rebate.

                 (b) Commitment Fee. Subject to the provisions of Section 17.24, in connection with and as consideration for the holding available for the use of Borrower hereunder the full amount of the Revolving Credit Facility, Borrower will pay a fee to Agent, for the ratable benefit of the Lenders for each day from the Effective Date until the Termination Date, in an amount equal to the sum of (i) one-half of one percent (0.50%) per annum of the amount by which $7,000,000 exceeds the aggregate unpaid balance for such day of all EQ Sublimit Loans, plus three-eighths of one percent (.375 %) per annum of the amount by which $5,000,000 exceeds the aggregate unpaid balance for such day of all Revolving Credit Loans other than EQ Sublimit Loans. Such fee shall be payable monthly in arrears on each Interest Payment Date and on the date of any permanent reduction in the Revolving Credit Facility and shall be fully earned when due and payable and shall not be subject to refund or rebate. Such fee is not, and shall not be deemed to be, interest or a charge for the use, forbearance or detention of money.

                 (c)      Letter of Credit Fees.

                          (i) Borrower agrees to pay to Agent for the ratable benefit of the Lenders Letter of Credit fees equal to the Applicable Margin for Eurodollar Loans per annum based on the average daily aggregate Letter of Credit Amount of all Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to Agent, for the ratable benefit of the Lenders in accordance with their respective Commitment Percentages, quarterly in arrears on each Interest Payment Date and shall be calculated according to the average daily Letter of Credit Amount outstanding based on a year of 360 days and for the actual number of days elapsed.

                          (ii) Borrower agrees to pay to Agent, for the account of L/C Issuer, the standard fees and charges of L/C Issuer for issuing, administering, amending, renewing, paying and canceling Letters of Credit, as and when assessed.

         Section 5.5      Manner of Payment.

                 (a) Except as otherwise expressly provided in Section 10.1(b), each payment (including prepayments) by Borrower on account of the principal of or interest on the Loans or of any other amounts payable under this Agreement, any Note or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to Agent, for the account of the Lenders, at Agent's Principal Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 1:00 p.m. (Dallas, Texas time) on such day shall be deemed a payment on such date for the purposes of Section 14.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. All checks delivered to Agent in payment of the Secured Obligations shall be subject to Agent's right to assess interest for a deemed clearance period on the amount thereof for one
         (1) Business Day after Agent's receipt thereof, which shall accrue and be payable on each monthly Interest Payment Date.

                 (b) Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

         Section 5.6 General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest and fees, if any, as applicable, in accordance with such payment.

         Section 5.7      Loan Accounts; Statements of Account.

                 (a) Each Lender shall open and maintain on its books a loan account in Borrower's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from Borrower.

                 (b) Agent shall maintain on its books a control account for Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from Borrower hereunder, and (iii) the amount of any sum received by Agent hereunder from Borrower and each Lender's ratable share therein.

                 (c) The entries made in the accounts pursuant to subsections (a) and (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

                 (d) Agent will account separately to Borrower monthly with a statement of Loans, charges and payments made to and by Borrower pursuant to this Agreement, and such accounts rendered by Agent shall be deemed final, binding and conclusive, save for manifest error, unless Agent is notified by Borrower in writing to the contrary within thirty (30) days of the date the account to Borrower was so rendered. Such notice by Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of Agent to render such account shall in no way affect the rights of Agent or of the Lenders hereunder.

         Section 5.8 Termination of Agreement. Subject to the provisions of Section 5.12, Borrower shall have the right, at any time, to terminate this Agreement upon not less than fifteen (15) Business Days' prior written notice of its intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, provided, that Borrower shall, on or prior to such date, pay to Agent, for the account of the Lenders, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lenders pursuant to Sections 5.12, 17.2, 17.3 and 17.13, and, in addition thereto, shall deliver to Agent, in respect of each outstanding Letter of Credit, either the Supporting

Letter of Credit or the Cash Collateral as provided in Section 3.9. Following the date specified in a notice of termination as provided for in this Section
5.8 and upon payment in full of the amounts specified in this Section 5.8, this Agreement shall be terminated and the Credit Parties and Borrower shall have no further obligations to any other party hereto except for the obligations to Agent and the Lenders pursuant to Sections 3.8 and 17.13 hereof.

         Section 5.9      Making of Loans.

                 (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

                 (b)      Assumption by Agent.  Subject to the provisions of
         Section 5.10 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Revolving Credit Loans to be made on the Effective Date, unless Agent shall have received notice from a Lender in accordance with the provisions of
         Section 5.9(c) prior to a proposed borrowing date that such Lender will not make available to Agent such Lender's ratable portion of the amount to be borrowed on such date, Agent may assume that such Lender will make such portion available to Agent in accordance with Section 2.2(a), and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at the Effective Interest Rate or, if lower, subject to Section 5.2(f), the Maximum Rate. If such Lender shall repay to Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether Borrower shall have returned the amount thereof to Agent in accordance with this Section 5.9) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

                 (c) Delegation of Authority to Agent. Without limiting the generality of Section 16.1, each Lender expressly authorizes Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (ii) the creation or elimination of any amount of the reserve (including the Reserve or the Environmental Compliance Reserve but excluding the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base, (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables and whether Equipment shall be deemed to constitute Eligible Equipment. Unless and until Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their





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
         respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to Agent such Lenders' ratable share of Loans made after the effective date of such notice, Agent shall be entitled to continue to make the assumptions described in Section 5.9(b). After receipt of the notice described in the preceding sentence, which shall become effective on the third (3rd) Business Day after receipt of such notice by Agent unless otherwise agreed by Agent, Agent shall be entitled to make the assumptions described in Section 5.9(b) as to any Loans as to which it has not received a written notice to the contrary prior to 11:00 a.m. (Dallas, Texas time) on the Business Day next preceding the day on which the Loan is to be made. Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to Agent. Any withdrawal of authorization under this
         Section 5.9(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

         Section 5.10     Settlement Among Lenders.

                 (a) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 5.10.

                 (b) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section 5.10, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 7.2 have been met. On each Settlement Date payments shall be made by or to the Lenders in the manner provided in this Section 5.10 in accordance with the Settlement Report delivered by Agent pursuant to the provisions of this Section
         5.10 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                          (i) Selection of Settlement Dates. If Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date;

                 and provided further, that a Settlement Date shall occur at least once during each seven day period. Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Dallas, Texas time) on the proposed Settlement Date, which Settlement Report will be substantially in the form of Exhibit "E" hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                          (ii) Non-Ratable Loans and Payments. Between Settlement Dates, Agent shall request and NationsBank may (but shall not be obligated to) advance to Borrower out of NationsBank's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to Section 2.2(a) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to one hundred percent (100%) of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank.
                 Upon demand by another Lender, with notice thereof to Agent, NationsBank shall pay to Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to NationsBank by Agent.

                          (iii) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 5.10(a) is less than such Lender's Commitment Percentage of amounts received by Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to Agent, for the account of such Lender, the excess allocable to such Lender.

                          (iv) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 5.10(a) exceeds such Lender's Commitment Percentage of amounts received by Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to Agent, for the account of NationsBank, any excess.

                          (v) No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by Agent but paid only to NationsBank shall be paid by NationsBank to Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 5.10(a) is exactly equal to such Lender's Commitment Percentage of amounts received by Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

                          (vi) Return of Payments. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to Agent, pay to Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                          (vii)   Payments to Agent, Lenders.

                                  (A) Payment by any Lender to Agent shall be made not later than 1:00 p.m. (Dallas, Texas time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Dallas, Texas time) on such Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent, provided that if Agent receives such funds at or prior to 1:00 p.m. (Dallas, Texas time), Agent shall pay such funds to such Lender by 2:00 p.m. (Dallas, Texas time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Dallas, Texas time) on the first Business Day following the date of such demand.

                                  (B) If a Lender shall, at any time, fail to make any payment to Agent required hereunder, Agent may, but shall not be required to, retain





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                          payments that would otherwise be made to such Lender
                          hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion.

                                  (C)      With respect to the payment of any
                          funds under this Section 5.10(b), whether from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

                 (c) Settlement of Other Secured Obligations. All other amounts received by Agent on account of, or applied by Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to Sections
         5.4 and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by Agent on or prior to 1:00 p.m. (Dallas, Texas time) on a Business Day will be paid by Agent to each Lender on the same Business Day, and any such amounts that are received by Agent after 1:00 p.m. (Dallas, Texas time) will be paid by Agent to each Lender on the following Business Day. Unless otherwise stated herein, Agent shall distribute fees payable to the Lenders pursuant to Sections 5.4(a) and
         (b) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

         Section 5.11     Mandatory Prepayments.

                 (a) Prepayments from Asset Dispositions. Immediately upon receipt by Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, Borrower shall apply such Net Proceeds in prepayment of the Loans as provided in Section 5.11(c); provided, however, that Borrower shall not be required to make such prepayment to the extent that the Net Proceeds from Asset Dispositions during any fiscal year of Borrower do not exceed, in the aggregate, Twenty-Five Thousand Dollars ($25,000). Concurrently with the making of any such payment, Borrower shall deliver to Agent a certificate of Borrower's Financial Officer demonstrating the calculations of the amount required to be paid. Notwithstanding the foregoing, to the extent that the gross proceeds from Asset Dispositions during any fiscal year of Borrower do not exceed, in the aggregate, One Hundred Thousand Dollars ($100,000), if Borrower reasonably expects such proceeds to be reinvested within six (6) months in productive assets of a kind then used or useable in the business of Borrower and that are not subject to any Lien other than in favor of Agent, for the benefit of the Lenders, then (i) to the extent such proceeds do not exceed the balance from time to time of the Revolving Credit Loans, such proceeds shall be applied to the repayment of the outstanding balance of the Revolving Credit Loans and Agent shall, until such time as the reinvestment of such proceeds, establish a reserve against the Borrowing Base in the amount of the proceeds so applied and (ii) to the extent such proceeds exceed the balance from time to time of the Revolving Credit Loans, Borrower shall deposit such proceeds with Agent to be held as Cash Collateral in which Agent, for the ratable benefit of the Lenders, shall have a first priority security interest. Upon Borrower's reinvestment of such proceeds as described above, Agent shall release its security interest in such Cash Collateral in respect of the reinvested funds and shall eliminate the reserve against the Borrowing Base. To the extent that Borrower fails to reinvest such proceeds within six (6) months as provided above, Borrower authorizes and directs Agent to eliminate such reserve, to apply the amount of the Cash Collateral in respect of the unreinvested amount to the prepayment of the Loans as provided in
         Section 5.11(c), to make Revolving Credit Loans in an amount equal to the reserved amount that is not reinvested and to apply the proceeds of such Revolving Credit Loans in prepayment of the Loans as provided in Section 5.11(c).

                 (b) Prepayments from Equity Offerings/Capital Contribution. In the event that at any time after the Effective Date, Borrower issues Capital Stock or other securities or receives an additional capital contribution in respect of existing Capital Stock or other securities, no later than the third Business Day following the date of receipt of the proceeds from such issuance, Borrower shall apply such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, in prepayment of the Loans as provided in Section 5.11(c).

                 (c) Application of Proceeds of Prepayments. All prepayments pursuant to this Section 5.11 shall be accompanied by an appropriate Notice of Borrowing and, except as provided otherwise by clause (a), shall be applied first to the outstanding Revolving Credit Loans, in Agent's discretion, to the extent thereof, with any excess to be deposited with Agent to be held as Cash Collateral for the Secured Obligations and applied by Agent from time to time to outstanding Revolving Credit Loans promptly upon the making of such Revolving Credit Loans or, after the Termination Date, to any of the Secured Obligations in such manner as Agent shall determine in its sole discretion.

         Section 5.12     Termination Fee.  Subject to the provisions of
Section 17.24, if Borrower prepays the Loans in whole and terminates this Agreement prior to July 31, 2001, for any reason other than a Change of Control or refinancing of the Loans with NationsBank or any of its Affiliates, Borrower shall pay to Agent, for the ratable benefit of the Lenders, on the date of such prepayment, as liquidated damages and compensation for the costs of making funds available to Borrower under this Agreement, and not as a penalty, One Hundred Twenty Thousand Dollars ($120,000).

                                   ARTICLE 6

                            Change of Circumstances

         Section 6.1      Increased Cost and Reduced Return.

                 (a) If, after the date hereof, the adoption of any Applicable Law or any change in any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority (including, without limitation, any central bank or comparable agency) charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:





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
                          (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                          (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                          (iii)   shall impose on such Lender (or its
                 Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 6.1(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                 (b) If, after the date hereof, any Lender shall have determined that the adoption of any Applicable Law, rule or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority (including, without limitation, any central bank or comparable agency) charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then, from time to time upon demand, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                 (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 6.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                 (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                 (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans, and to Convert other Types of Loans into Eurodollar Loans, shall be suspended until such time as such Lender may again make, maintain and fund Eurodollar Loans (in which case the provisions of Section 6.4 shall be applicable).

         Section 6.4 Treatment of Affected Loans. If the obligation of any Lender to make Loans of a particular Type, or to Continue or Convert Loans of any other Type into Loans of a particular Type, shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 6.1 or Section 6.3 hereof that gave rise to such Conversion no longer exist:





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
                 (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                 (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 6.1 or Section 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         Section 6.5 Compensation. Upon the request of any Lender (with a copy to Agent), Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including loss of anticipated profits) incurred by it as a result of:

                 (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 14.2) on a date other than the last day of the Interest Period for such Loan; or

                 (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 7 to be satisfied) to borrow, Convert, Continue or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation or prepayment specified in the relevant Notice of Borrowing under this Agreement.

         Section 6.6      Taxes.

                 (a) Any and all payments by Borrower to or for the account of any Credit Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Credit Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which any such Lender (or its Applicable Lending Office), L/C Issuer or Agent, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to





                                       63
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         any Credit Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) Borrower shall furnish to Agent, at its address referred to in Section 17.1, the original or a certified copy of a receipt evidencing payment thereof.

                 (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                 (c) BORROWER AGREES TO INDEMNIFY EACH CREDIT PARTY FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 6.6) PAID BY SUCH CREDIT PARTY (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

                 (d) Each Lender organized under the laws of a jurisdiction outside the U.S., on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) IRS Form 1001 or 4224, as appropriate, or any successor form prescribed by the IRS, certifying that such Lender is entitled to benefits under an income tax treaty to which the U.S. is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the U.S., (ii) IRS Form W-8 or W-9, as appropriate, or any successor form prescribed by the IRS, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                 (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to Section 6.6(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(c) with respect to Taxes or Other Taxes imposed by the U.S.; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes or Other Taxes because of its failure to deliver





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
         a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes or Other Taxes.

                 (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office or take other reasonable steps, if available, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                 (g) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

                 (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 6.6 shall survive the termination of the Commitments and the payment in full of the Notes.

                                   ARTICLE 7

                              Conditions Precedent

         Section 7.1 Conditions Precedent to Loans and Letters of Credit. Notwithstanding any other provision of this Agreement, no Loan will be made , and no Letter of Credit shall be issued, until the fulfillment of each of the following conditions, and with respect to any reports, appraisals, reviews or similar items, Agent's and each Lender's satisfaction with the contents thereof, prior to or contemporaneously with the making of such Loan or issuance of such Letter of Credit.

                 (a) Closing Documents. Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to Agent and to the Lenders:

                          (i) certified copies of the certificate of incorporation and bylaws of each Loan Party as in effect on the Effective Date;

                          (ii) certificates of incumbency and specimen signatures with respect to each of the officers of each Loan Party authorized to execute and deliver this Agreement and the other Loan Documents on behalf of such Loan Party and each other Person executing any document, certificate or instrument to be delivered in connection with this Agreement and the other Loan Documents and, in the case of each Borrower, to request borrowings under this Agreement;

                          (iii) a certificate evidencing the good standing of each Loan Party in the jurisdiction of its incorporation or organization and in each other jurisdiction in which it is required to be qualified as a foreign business entity to transact its business as presently conducted;





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
                          (iv) certified copies of all action taken by each Loan Party to authorize the execution, delivery and performance of this Agreement, the other Loan Documents and the borrowings under this Agreement;

                          (v) copies of all financial statements referred to in Section 8.1(o) and meeting the requirements thereof;

                          (vi) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 10.8;

                          (vii) a certificate of the president or a Financial Officer of each of the Loan Parties stating that, to the best of his/her knowledge and based on an examination sufficient to enable him/her to make an informed statement,

                                  (A)      all of the representations and
                          warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, after giving effect to the Revolving Credit Loans to be made at such time and the application of the proceeds thereof,

                                  (B)      no Default or Event of Default
                          exists, and

                                  (C)      as to such other factual matters as
                          may be reasonably requested by Agent;

                          (viii) a Borrowing Base Certificate and a Schedule of Receivables, prepared as of June 30, 1998;

                          (ix) landlord's or mortgagee's waiver and consent agreements duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Estate and any other real property on which any Collateral is located (provided, that Agent in its sole discretion may defer or waive requirement for any such waiver or consent and establish a Reserve with respect to all Collateral at any time located at any such location or exclude any or all of such Collateral from calculation of the Borrowing Base);

                          (x) each Agency Account Agreement duly executed by the Loan Party and the Clearing Bank party thereto;

                          (xi)    a certificate from Borrower to Agent
                 requesting the initial Loans and specifying the method of disbursement pursuant to Section 11.8;

                          (xii) a Revolving Credit Note payable to the order of each Lender, duly executed and delivered by Borrower, complying with the requirements of Section 2.4;





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
                          (xiii) each of the Security Documents to be executed by any of the Loan Parties, together with:

                                  (A)      the Financing Statements, duly
                          executed by each Person a party thereto as required by this Agreement and the Security Documents, and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

                                  (B)      evidence of the filing, recording,
                          or acknowledgment of the Patent Security Agreements, the Trademark Security Agreements and the Copyright Security Agreements, where the same may be necessary or appropriate to perfect the Security Interest; and

                                  (C)      a stock transfer power, duly
                          executed by GNI in blank, and stock certificates representing one hundred percent (100%) of the issued and outstanding Capital Stock of GNICC, DSI, RTSI, DSCCI and GNLI;

                          (xiv) With respect to all Real Estate, a Mortgage (or amendments to any deed of trust or mortgage previously delivered under the Existing Credit Agreement) duly executed and delivered by Borrower and in proper form for recording in the appropriate jurisdiction and, if requested by Agent, a mortgagee's policy of title insurance (or endorsement with respect to any mortgagee's policy of title insurance previously delivered under the Existing Credit Agreement), boundary survey, appraisal and/or environmental reports, all in form and substance satisfactory to Agent;

                          (xv) an appraisal of all Equipment prepared by a credentialed appraiser satisfactory to Agent, establishing values at levels satisfactory to Agent, in form, and based on valuations methods, satisfactory to Agent;

                          (xvi) counterparts of each of the other Security Documents and other Loan Documents required by Agent, duly executed by the parties thereto, together with evidence satisfactory to Agent of the due authorization and binding effect of each such Loan Document on such party, together with the items specified in clauses (i) through (iv) with respect to each party thereto;

                          (xvii) signed opinions of counsel for the Loan Parties, opining as to such matters in connection with the transactions contemplated by this Agreement as Agent or its special counsel may reasonably request, in each case in form and substance satisfactory to Agent;

                          (xviii) such other documents and instruments as Agent
                 or any Lender may reasonably request; and





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
                          (xix) true and complete copies of the fully executed Agreement and Plan of Merger dated February 12, 1998, between GNI and Green One Acquisition Corporation, as amended to date, together with counterparts of all documentation evidencing the definitive agreements between the current shareholders of GNI and 399 Venture Partners, Inc., together with evidence of all necessary Governmental Approvals required for the Recapitalization.

                 (b) Assignment of Collateral. Agent shall have received the Collateral Assignment of Liens and the assignments of and amendments to financing statements, mortgages, deeds of trust and other documents and agreements contemplated thereby.

                 (c) Security Interests. Agent shall have received satisfactory evidence that Agent (for the benefit of the Credit Parties) has a valid, exclusive and perfected first priority security interest, lien, collateral assignment and pledge as of such date in all of the Collateral (provided, that Agent in its sole discretion may defer recordation of any Mortgage as provided by Section 10.14(b).

                 (d) Release of Security Interests. Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

                 (e) Revolving Credit Availability. Agent shall be provided with evidence satisfactory to it confirmed by a certificate of a Financial Officer that as of the Effective Date the Revolving Credit Availability, after giving effect to the reasonably expected amount of the Letter of Credit Reserve in effect 60 days after the Effective Date, is not less than Three Million Dollars ($3,000,000).

                 (f) Fees. Borrowers shall have paid all of the fees and expenses payable on the Agreement Date.

                 (g) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by or before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated by this Agreement or which, in Agent's or the Lenders' reasonable discretion, could have a Material Adverse Effect or would make it inadvisable to consummate the transactions contemplated by this Agreement.

                 (h) Material Adverse Change. As of the Effective Date, no Material Adverse Effect shall have occurred.

                 (i) Completion of Due Diligence. Agent shall have completed its due diligence review with respect to Borrower in scope and determination satisfactory to Agent in its sole discretion, including a field exam to determine loan/collateral availability and the initial Borrowing Base and review, satisfactory to Agent and its counsel, of all information they may request regarding litigation, taxes, accounting, labor, insurance, regulatory compliance,





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
         Permits, real estate leases, legal contracts, debt agreements, stock ownership and contingent liabilities of Borrower.

                 (j) Compliance With Financial Obligations. Borrower shall be in compliance with all of their respective existing financial obligations.

                 (k) Projections; Pro Forma. Agent shall receive and approve the projected financial statements of Borrower for its 1999 through 2001 fiscal years, including a detail of expected capital expenditures and Agent shall have received and approved the Pro Forma.

                 (l) Consummation of Recapitalization. The Seventy-Five Million Dollar ($75,000,000) 10 7/8% Senior Notes Due 2005 referred to in the Offering Memorandum shall have been placed, Borrower shall have received the proceeds thereof in an amount not less than $75,000,000 (less reasonable expenses and initial purchaser discount associated with placing the Senior Notes) and the Recapitalization, including receipt by Borrower of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) in common and preferred equity (inclusive of management rollover equity), shall be completed concurrently with funding of the initial Loan.

         Section 7.2 All Loans; Letters of Credit. At the time of making of each Loan, including the initial Loans and all subsequent Loans, and the issuance of each Letter of Credit:

                 (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof;

                 (b)      the corporate actions of Borrower referred to in
         Section 7.1(a)(iv) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 7.1(a)(ii) or as subsequently modified and reflected in a certificate of incumbency delivered to Agent; and

                 (c) each request or deemed request for any borrowing or the issuance of any Letter of Credit hereunder shall be deemed to be a certification by Borrower to the Credit Parties as to the matters set forth in Sections 7.2(a) and (b) and Agent may, without waiving either condition, consider the conditions specified in Sections 7.2(a) and
         (b) fulfilled and a representation by Borrower to such effect made, if no written notice to the contrary is received by Agent prior to the making of the Loan, or the issuance of the Letter of Credit then requested.





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                                   ARTICLE 8

                   Representations and Warranties of Borrower

         Section 8.1 Representations and Warranties. Borrower represents and warrants to each of the Credit Parties as follows:

                 (a) Organization; Power; Qualification. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Loan Parties is qualified to do business as a foreign business enterprise are listed on Schedule 8.1(a).

                 (b) Capitalization. The outstanding Capital Stock of Borrower has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of Capital Stock of Borrower are set forth on Schedule 8.1(b). The issuance and sale of Borrower's Capital Stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

                 (c) Recapitalization. Borrower has delivered to Agent a complete and correct copy of all documents evidencing or relating to the Recapitalization and the contractual rights and obligations among Borrower and Green I Acquisition Corp., and each of the representations and warranties given by Borrower therein is true and correct in all material respects.

                 (d) Subsidiaries. Schedule 8.1(d) correctly sets forth the name of Borrower and of each Subsidiary of Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding Capital Stock owned by Borrower or any other Subsidiary of Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on Schedule 8.1(d),

                          (i) no Subsidiary of Borrower has issued any securities convertible into shares of such Subsidiary's Capital Stock or any options, warrants or other rights to acquire any shares or securities convertible into such Capital Stock,

                          (ii) the outstanding Capital Stock and other securities of each Subsidiary of Borrower are owned by Borrower or a Wholly-Owned Subsidiary of Borrower, or by Borrower and one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and





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
                          (iii)   Borrower has no other Subsidiaries.

The outstanding Capital Stock of each Subsidiary of Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such Capital Stock are set forth on Schedule 8.1(d).

                 (e) Authorization of Agreement, Notes, Loan Documents and Borrowing. Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the other Loan Documents in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

                 (f) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 8.1(f), the execution, delivery and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms, the borrowings hereunder and consummation of the Recapitalization do not and will not, by the passage of time, the giving of notice or otherwise,

                          (i) require any Governmental Approval or violate any Applicable Law relating to any Loan Party or of any of its Subsidiaries,

                          (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or bylaws, or other constituent documents, of any Loan Party or of any of its Subsidiaries,

                          (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which any Loan Party or of any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries or its respective property may be bound or any Governmental Approval relating to any Loan Party or any of its Subsidiaries, or

                          (iv)    result in or require the creation or
                 imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or of any of its Subsidiaries other than the Security Interest.

                 (g) Business. Borrower is engaged principally in the business described in the Offering Memorandum.

                 (h)      Compliance with Law; Governmental Approvals; Permits.

                          (i) Except as set forth in Schedule 8.1(h) or in the "Risk Factors" portion of the Offering Memorandum, each Loan Party and each of its Subsidiaries:

                                  (A)      has all Governmental Approvals and
                          Permits, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of any Loan Party, threatened attack by direct or collateral proceeding, and

                                  (B)      is in compliance with each
                          Governmental Approval and Permit applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to any Loan Party or of any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect and in respect of which reserves have been established in accordance with GAAP.

                          (ii) Without limiting the generality of the above, except as set forth on said Schedule 8.1(h), with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect:

                                  (A)      the operations of each Loan Party
                          and its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                                  (B) Each Loan Party and its Subsidiaries has obtained all environmental, health and safety Permits necessary for its operation, and all such Permits are in good standing and such Loan Party and its Subsidiaries is in compliance in all material respects with all terms and conditions of such Permits;

                                  (C)      no Loan Party or of any of its
                          Subsidiaries, nor any of its present or past property or operations, is subject to any order from or agreement with any public authority or private party respecting (1) any environmental, health or safety requirements of Applicable Law, (2) any Remedial Action, or (3) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                                  (D)      none of the operations of any Loan
                          Party or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;





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
                                  (E)      none of the present or past
                          operations of any Loan Party or of any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

                                  (F)      no Loan Party or of any of its
                          Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

                                  (G)      no Loan Party or of any of its
                          Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of Real Estate or other property of any Loan Party or any of its Subsidiaries) relating to any Remedial Action or environmental related claim;

                                  (H)      no Loan Party or of any of its
                          Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                                  (I)      no Loan Party or of any of its
                          Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

                                  (J)      no Environmental Lien has attached
                          to any of the Real Estate or other property of any Loan Party or of any of its Subsidiaries;

                                  (K)      the presence and condition of all
                          asbestos-containing material which is on or part of any Real Estate of any Loan Party or its Subsidiaries (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

                                  (L)      no Loan Party or any of its
                          Subsidiaries manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos containing material.

                          (iii) Each Loan Party has notified Agent of the receipt by it or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to such Loan Party, any of its Subsidiaries or any of their respective properties.

                 (i) Title to Properties. Except as set forth in Schedule 8.1(i), Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate owned and other assets used in its business.





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
                 (j) Liens. Except as set forth in Schedule 8.1(j), none of the properties and assets of any Loan Party or any Subsidiary of such Loan Party is subject to any Lien, except Permitted Liens. Other than the Financing Statements and financing statements filed under the Existing Credit Agreement, no financing statement under the UCC of any State or other instrument evidencing a Lien which names any Loan Party, or any Subsidiary of such Loan Party, as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and no Loan Party nor any Subsidiary of such Loan Party has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on
         Schedule 8.1(j).

                 (k) Indebtedness and Guaranties. Schedule 8.1(k) is a complete and correct listing of all (i) Indebtedness for Money Borrowed, and (ii) Guaranties of each Loan Party and its Subsidiaries. Each Loan Party and its Subsidiaries has performed and is in compliance with all of the terms of such Indebtedness and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.

                 (l) Litigation. Except as set forth on Schedule 8.1(l), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting any Loan Party or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings of the character normally incident to the kind of business conducted by any such Loan Party or any of its Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Material Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which any Loan Party or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

                 (m)      Tax Returns and Payments.  Except as set forth on
         Schedule 8.1(m), all U.S. federal, state and local as well as foreign national, provincial and local and other tax returns of each Loan Party and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all U.S. federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon each Loan Party and each of its Subsidiaries and each Loan Party's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 11.6. The charges, accruals and reserves on the books of each Loan Party and each of its Subsidiaries in respect of U.S. federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Loan Party or any such Subsidiary are in the judgment of Borrower adequate, and Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Material Adverse Effect on any Loan Party or any such Subsidiary.





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
                 (n) Burdensome Provisions. No Loan Party nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which might have a Material Adverse Effect.

                 (o)      Financial Statements.

                          (i) Borrower has delivered to Agent the audited financial statements for Borrower and its Consolidated Subsidiaries as of, and for each of the twelve month periods ending, respectively, June 30, 1997 and June 30, 1998, and for each of the years in the three-year period ended June 30, 1998. All such financial statements have been prepared in accordance with GAAP, and present fairly, the financial condition of, respectively, Borrower and its Consolidated Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of the Consolidated Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements.

                          (ii) Borrower has furnished to Agent and the Lenders copies of the Projections. The Projections have been be prepared by Borrower based upon reasonable assumptions as to the operations of the business of and Borrower and its Subsidiaries and represent as of the respective dates thereof the good faith opinion of Borrower and its senior management concerning the most probable course of business of Borrower and its Subsidiaries.

                          (iii) Except as disclosed or reflected in the financial statements described in clauses (i) above, Borrower and the Consolidated Subsidiaries do not have any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of Borrower or any of the Consolidated Subsidiaries.

                          (iv) Borrower has furnished to Agent and the Lenders copies of the Pro Forma. The Pro Forma is complete and correct and presents fairly, on a pro forma basis, the financial position of Borrower as at the Effective Date.

                 (p) Adverse Change. Since the date of the last financial statements of Borrower and the Consolidated Subsidiaries delivered to Agent as described in Section 8.1(o)(i).

                          (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, and

                          (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Material Adverse Effect.





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
                 (q)      ERISA.  Except as described in Schedule 8.1(q):

                          (i) Neither Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 8.1(q).

                          (ii) Except in compliance with Applicable Law, no Benefit Plan has been terminated or partially terminated, and no Multiemployer Plan is insolvent or in reorganization, nor have any proceedings been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                          (iii) Neither Borrower nor any Related Company has withdrawn from any Benefit Plan or Multiemployer Plan, nor has a condition occurred which if continued would result in a withdrawal.

                          (iv) Neither Borrower nor any Related Company has incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                          (v) Neither Borrower nor any Related Company has incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                          (vi) No Reportable Event has occurred with respect to a Plan.

                          (vii) No Benefit Plan has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

                          (viii) Each Plan is in substantial compliance with ERISA, and neither Borrower nor any Related Company has received any communication from a Governmental Authority asserting that a Plan is not in compliance with ERISA.

                          (ix) Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under
                 Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under
                 Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither Borrower nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                          (x) Except as provided on Schedule 8.1(q), neither Borrower nor any Related Company maintains or contributes to any employee welfare benefit plan





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
                 within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                          (xi) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                          (xii) Neither Borrower nor any Related Company has failed to make a required installment under Subsection (m) of
                 Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                          (xiii) Neither Borrower nor any Related Company is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                          (xiv) Neither Borrower, nor any Related Company, nor any other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code and
                 Section 406 of ERISA, in connection with any Plan or has taken or failed to take any action which would constitute or result in a Termination Event.

                          (xv) Neither Borrower nor any Related Company has failed to comply with the health care continuation coverage requirements of Section 4980B of the Internal Revenue Code in respect of employees and former employees of such Borrower or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject Borrower or such Related Company to any material liability.

                          (xvi)   Neither Borrower nor any Related Company has
                 (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as provided on Schedule 8.1(q), to the best knowledge of Borrower after due inquiry, neither Borrower nor any Related Company shall have any obligation to
                 (A) make contributions to any Multiemployer Plan on or after the Effective Date, or (B) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in Section 4209 of ERISA.

                 (r) Absence of Defaults. No Loan Party nor any of its Subsidiaries is in default under its articles or certificate of incorporation or bylaws and no event has occurred, which has not been remedied, cured or waived,

                          (i) which constitutes a Default or an Event of Default, or

                          (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Loan Party or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries or any of its respective Subsidiaries' properties may be bound or which would require any Loan Party or any of its Subsidiaries to make any payment under any such agreement prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of such Loan Party's or such Subsidiary's reasonably anticipated liability have been established on its books.

                 (s)      Accuracy and Completeness of Information.

                          (i) All written information, reports and other papers and data produced by or on behalf of any Loan Party and furnished to any Credit Party (including, without limitation, the Offering Memorandum) were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Loan Party which has had, or may in the future have (so far as any such Person can foresee), a Material Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 8.1(o), or in such written information, reports or other papers or data or otherwise disclosed in writing to Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to any Credit Party by any Loan Party in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents (including, without limitation, the Offering Memorandum) contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                          (ii) No Loan Party has reason to believe that any document furnished or written statement made to any Credit Party by any Person other than such Loan Party in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 (t) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, the Recapitalization and the transactions contemplated by this Agreement, Borrower and each of the other Loan Parties is Solvent.





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
                 (u)      Receivables.

                          (i)     Status.

                                  (A)      Each Receivable reflected in the
                          computations included in any Borrowing Base
                          Certificate meets the criteria enumerated in clauses
                          (a) through (t) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to Agent.

                                  (B)      Borrower has no knowledge of any
                          fact or circumstance not disclosed to Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Receivable of Five Thousand Dollars ($5,000) or more or of Receivables which (regardless of the individual amount thereof) aggregate Fifty Thousand Dollars ($50,000) or more.

                          (ii) Chief Executive Office; Tax Identification Number. The Federal tax identification number of each Loan Party is as specified for such Loan Party in Article 1. The chief executive office of each Loan Party and the books and records relating to its Receivables are located at the address or addresses set forth on Schedule 8.1(u). No Loan Party has maintained its chief executive office or books and records relating to any of its Receivables at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on Schedule 8.1(u).

                 (v) Inventory. All Inventory included within the Collateral is located on the premises set forth on Schedule 8.1(v) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to Agent. During the previous twelve (12) months, no such Inventory has been located at premises other than those set forth on Schedule 8.1(v).

                 (w) Equipment. All Equipment included within the Collateral is in good order and repair in all material respects and is located on the premises set forth on Schedule 8.1(w) and has been so located at all times during the previous twelve (12) months.

                 (x) Real Property. Borrower owns no Real Estate and leases no Real Estate other than that described on Schedule 8.1(x) and other than Real Estate acquired or leased after the Effective Date for which Borrower has complied with the requirements of Section 10.14.

                 (y) Corporate and Fictitious Names. Except as otherwise disclosed on Schedule 8.1(y), during the five (5) year period preceding the Agreement Date, no Loan Party nor any predecessor thereof has been known as or used any corporate or fictitious name other than its corporate name on the Effective Date as provided for such Loan Party in Article 1.

                 (z) Federal Reserve Regulations. No Loan Party nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by Agent or any Lender, any such Loan Party will furnish to Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

                 (aa) Investment Company Act. No Loan Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

                 (bb) Employee Relations. Each Loan Party and each of its Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 8.1(bb), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Loan Party's or any of its Subsidiaries' employees, and no Loan Party knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Loan Party's or any of its Subsidiaries' employees.

                 (cc) Proprietary Rights. Schedule 8.1(cc) sets forth a correct and complete list of all of the Proprietary Rights included within the Collateral. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on
         Schedule 8.1(cc) or as entered into in the sale or distribution of Inventory in the ordinary course of business. To the best of Borrower's knowledge, none of such Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with such Proprietary Rights. The Proprietary Rights described on Schedule 8.1(cc) constitute all of the property of such type necessary to the current and anticipated future conduct of business of Borrower.

                 (dd) Trade Names. All trade names or styles under which Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 8.1(dd).

                 (ee) Investment Property. All of Borrower's Investment Property is set forth on Schedule 8.1(ee). Borrower is the legal and beneficial owner of all such Investment Property, free and clear of any Lien (other than Permitted Liens), and Borrower has not sold, granted any option with respect to, assigned or transferred or otherwise disposed of any of its rights or interest therein.

                 (ff) Year 2000 Compliance. Borrower has (i) undertaken a detailed review and assessment of all areas within the business and operations of it and its Subsidiaries that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably anticipates that all computer applications that are material to the business and operations of it and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"). Borrower is currently making inquiry of each of the key suppliers, vendors and customers of it and its Subsidiaries as to whether such Persons will on a timely basis be Year 2000 Compliant in all material respects and, on the basis of that inquiry, believes that all such Persons will be so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrower and its Subsidiaries the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

         Section 8.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 8 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of any Loan Party pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Credit Parties or any borrowing hereunder.

                                   ARTICLE 9

                               Security Interest

         Section 9.1      Security Interest.

                 (a) To secure the payment, observance and performance of the Secured Obligations, Borrower hereby mortgages, pledges and assigns all of its right, title and interest in the Collateral to Agent, for the benefit of itself as Agent and the other Credit Parties, and grants to Agent, for the benefit of itself as Agent and the other Credit Parties, a continuing security interest and collateral assignment in, and a continuing Lien upon, all of the Collateral.

                 (b) As additional security for all of the Secured Obligations, Borrower grants to Agent, for the benefit of itself as Agent and the other Credit Parties, a security interest and collateral assignment in, and assigns to Agent, for the benefit of itself as Agent and the other Credit Parties, all of Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Credit Party and each Affiliate of any Credit Party to Borrower, or credited by or due from any participant of any Credit Party to Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Credit Party. Borrower hereby authorizes each Credit

         Party and each Affiliate of such Credit Party and each participant to pay or deliver to Agent, for the account of the Credit Parties, without any necessity on Agent's or any Credit Party part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that Agent, on behalf of the Credit Parties, should make demand for payment hereunder and without further notice to Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Credit Parties, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. Agent will promptly notify Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Credit Party, any such Affiliate of any Credit Party or participant for effectuation thereof, and Borrower hereby irrevocably appoints Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to Agent or any Credit Party by such Credit Party, Affiliate or participant.

         Section 9.2      Continued Priority of Security Interest.

                 (a) The Security Interest granted by Borrower shall at all times be valid, perfected and enforceable against Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

                 (b) Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 9.2(a), or to enable Agent and the other Credit Parties to exercise or enforce their rights hereunder, including, but not limited to:

                          (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens;

                          (ii) using its best efforts to obtain, at any time after the Agreement Date, landlords', bailee's, mortgagees' and mechanic's and materialmen's releases, subordinations or waivers;

                          (iii) delivering to Agent, for the benefit of the Credit Parties, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral; and

                          (iv) executing and delivering any additional Security Documents, notices and assignments in each case in form and substance satisfactory to Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

                 (c) Agent is hereby irrevocably authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of Borrower for any purpose described in Section 9.2(b). A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents filed in connection with this Agreement is sufficient as a financing statement.

                 (d) Borrower shall mark its books and records as directed by Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                 (e) On or after the Termination Date and upon full and final, indefeasible payment of all of the Secured Obligations and termination of all of the obligations of Agent, L/C Issuer and any Lender under this Agreement and all other Loan Documents, Agent shall, upon the written request of and at the sole expense of Borrower, execute such releases and terminations of the Security Interest as Borrower may reasonably request.

                                   ARTICLE 10

                              Collateral Covenants

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in Section 17.10:

         Section 10.1     Collection of Receivables.

                 (a) At the request of Agent, Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, Borrower will:

                          (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox;





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                          (ii)    advise each other Account Debtor that makes
                 payment to Borrower by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account; and

                          (iii) stamp or otherwise mark all invoices relating to trade accounts receivable with a legend satisfactory to Agent indicating that payment is to be made to Borrower via a specified Lockbox.

                 (b) Borrower and Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to Agent at its Principal Office:

                          (i) for application, on account of the Secured Obligations, as provided in Section 2.3(c), Section 14.2, and
                 Section 14.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. (Dallas, Texas time) and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them; and

                          (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Disbursement Account.

                 (c) Any monies, checks, notes, drafts or other payments referred to in subsection (a) of this Section 10.1 which, notwithstanding the terms of such subsection, are received by or on behalf of Borrower will be held in trust for Agent and will be delivered to Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of this Agreement and the corresponding Agency Account Agreement.

         Section 10.2 Verification and Notification. Agent shall have the right at any time and from time to time,

                 (a) in the name of Agent, the Lenders or in the name of Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise,

                 (b) to review, audit and make extracts from all records and files related to any of the Receivables, and

                 (c) to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to Agent, for the benefit of the Credit Parties.





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         Section 10.3     Disputes, Returns and Adjustments.

                 (a) In the event any amounts due and owing under any Receivable for an amount in excess of Fifty Thousand Dollars ($50,000) are in dispute between the Account Debtor and Borrower, Borrower shall provide Agent with prompt written notice thereof.

                 (b) Borrower shall notify Agent promptly of all returns and credits in excess of Twenty-Five Thousand Dollars ($25,000) in respect of any Receivable, which notice shall specify the Receivable affected.

                 (c) Borrower may, in the ordinary course of business and consistent with past business practices, unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that (i) no such action results in the reduction of more than Ten Thousand Dollars ($10,000) in the amount payable with respect to any Receivable or of more than Fifty Thousand Dollars ($50,000) with respect to all Receivables in any fiscal year of Borrower (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of Borrower's business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

         Section 10.4     Invoices.

                 (a) Borrower will not use any invoices other than invoices in the form delivered to Agent prior to the Agreement Date without giving Agent thirty (30) days' prior written notice of the intended use of a different form of invoice together with a copy of such different form.

                 (b) Upon the request of Agent, Borrower shall deliver to Agent, at Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as Agent shall specify.

         Section 10.5 Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower will immediately thereafter deliver such instrument to Agent, appropriately endorsed to Agent, for the benefit of the Credit Parties.





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         Section 10.6     Sales of Inventory.  All sales of Inventory will be
made in compliance with all requirements of Applicable Law.

         Section 10.7     Ownership and Defense of Title.

                 (a) Except for Permitted Liens, Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in, grant a license in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

                 (b) Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons other than the Credit Parties.

         Section 10.8     Insurance.

                 (a) Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by Borrower and copies of the policies delivered to Agent. Borrower will not use or permit the Inventory or Equipment to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

                 (b) All insurance policies required under Section 10.8(a) shall name Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to Borrower by Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that:

                          (i) all proceeds thereunder shall be payable to Agent, for the benefit of the Lenders;

                          (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and

                          (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least ten (10) days' prior written notice given to Agent.





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                 (c)      Any proceeds of insurance referred to in this Section
         10.8 which are paid to Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or
         (ii) applied to the payment or prepayment of the Secured Obligations.

         Section 10.9     Location of Offices and Collateral.

                 (a) Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving Agent sixty (60) days' prior written notice thereof.

                 (b) All Inventory, other than Inventory in transit, will at all times be kept by Borrower at the locations set forth in
         Schedule 8.1(v), and shall not, without the prior written consent of Agent, be removed therefrom except pursuant to sales of Inventory permitted under Section 10.7(a).

                 (c) If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lenders, subject to the instructions of Agent.

         Section 10.10    Records Relating to Collateral.

                 (a)      Borrower will at all times:

                          (i) keep complete and accurate records of Inventory on a basis consistent with past practices of Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and Borrower's cost therefor and a current price list for such Inventory; and

                          (ii) keep complete and accurate records of all other Collateral.

                 (b) Borrower will prepare a physical listing of all Inventory, wherever located, at least annually.

         Section 10.11 Inspection. Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of Borrower, at any time or times to:

                 (a) visit the properties of Borrower and its Subsidiaries, inspect the Collateral and the other assets of Borrower and its Subsidiaries and inspect and make extracts from the books and records of Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises;





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                 (b)      discuss Borrower's and its Subsidiaries' business,
         assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of Agent or the Lenders hereunder or under any of the other Loan Documents, with Borrower's and its Subsidiaries' principal officers, independent accountants and any other Person (except that any such discussion with any third parties shall be conducted only in accordance with Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers);

                 (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral.

Borrower will deliver to Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of Borrower.

         Section 10.12    Information and Reports.

                 (a) Schedule of Receivables and Payables. Borrower shall deliver to Agent, on or before the Effective Date and not later than the 20th day of each calendar month thereafter, a Schedule of Receivables which

                          (i) shall be as of the last Business Day of the immediately preceding month,

                          (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day,

                          (iii) shall set forth a detailed aged trial balance of all its then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed, and

                          (iv) shall set forth a detailed aging trial balance of all of its then existing accounts payable, specifying the names, addresses and balance due for each such account payable.

                 (b) Schedule of Inventory. Borrower shall deliver to Agent, on or before the Effective Date and not later than the 20th day of each calendar month thereafter, a Schedule of Inventory as of the last Business Day of the immediately preceding month of Borrower, itemizing and describing the kind, type and quantity of Inventory, Borrower's cost thereof and the location thereof.





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
                 (c) Borrowing Base Certificate. Borrower shall deliver to Agent on each Business Day after the Effective Date a Borrowing Base Certificate prepared as of the close of business on the previous Business Day.

                 (d) Notice of Diminution of Value. Borrower shall give prompt notice to Agent of any matter or event which has resulted in, or may result in, the diminution in excess of Twenty-Five Thousand Dollars ($25,000) in the value of any of the Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to Agent and the Lenders pursuant to Article 12.

                 (e) Additional Information. Agent may in its discretion from time to time request that Borrower deliver the schedules and certificates described in Sections 10.12(a), (b) and (c) more or less often and on different schedules than specified in such Sections and Borrower will comply with such requests. Borrower will also furnish to Agent and each Lender such other information with respect to the Collateral as Agent or such Lender may from time to time reasonably request.

         Section 10.13 Power of Attorney. Borrower hereby appoints Agent as its attorney, with power to

                 (a) endorse the name of Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Agent's or any Lender's possession, and

                 (b) sign the name of Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to Agent or any Lender by Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

         Section 10.14    Real Estate and Leases.

                 (a) Promptly upon acquisition of any interest (including a leasehold interest) in any Real Estate, Borrower shall notify Agent thereof and, at Agent's request, as soon as reasonably possible thereafter deliver to Agent, for the benefit of the Credit Parties, each of the following items: a Mortgage, a mortgagee's policy of title insurance, boundary survey, appraisal and/or environmental reports, all in form and substance satisfactory to Agent.

                 (b) Agent may record, or defer recordation, of any Mortgage (whether delivered pursuant to Section 7.1 or this Section 10.14) as Agent may determine in its sole discretion. In the event Agent defers recordation of any Mortgage, Agent may thereafter record same at any time in its sole discretion.





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                 (c)      Promptly upon Borrower's entry into any lease (as
         lessee) of Real Estate, at Agent's request Borrower shall collaterally assign to Agent, for the benefit of itself and the Lenders, Borrower's interest in such lease, in form and substance satisfactory to Agent. Borrower shall also deliver to Agent an executed landlord's waiver and consent with respect to such lease in form and substance satisfactory to Agent.

         Section 10.15 Assignment of Claims Act. Upon the request of Agent, Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by Agent so that all monies due or to become due under any contract with the U.S., the District of Columbia or any state, county, municipality or other domestic or foreign Governmental Authority, will be assigned to Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

         Section 10.16 Voting Rights, Distributions, etc., in respect of Investment Property.

                 (a) So long as no Event of Default shall have occurred and be continuing (i) Borrower shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of any Security) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of Agent and Required Lenders, no vote shall be cast or consent, waiver or ratification given or action taken which would (A) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (B) amend, modify or waive any material term, provision or condition of the certificate of incorporation, bylaws, certificate of formation or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any such Investment Property, and (ii) Borrower shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

                 (b) Upon the occurrence and during the continuance of a Default or an Event of Default, (i) Agent may, without notice to any Loan Party, transfer or register in the name of Agent or any of its nominees, for the ratable benefit of the Credit Parties, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of Borrower with respect thereto (as used in this Section collectively, the "Pledged Collateral") held by Agent hereunder, and Agent or its nominee may thereafter, after delivery of notice Borrower, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or Agent of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and





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
         conditions as it may determine, all without liability except to account for property actually received by it, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and Agent shall not be responsible for any failure to do so or delay in so doing, (ii) after Agent's giving of the notice specified in this
         Section 10.16(b)(i), all rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10.16(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 10.16(a)(ii) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions, (iii) all dividends, interest and other distributions which are received by Borrower or any other Loan Party contrary to the provisions of this Section 10.16(b) shall be received in trust for the benefit of Agent, shall be segregated from other funds of Borrower or such Loan Party and shall be forthwith paid over to Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) Borrower shall execute and deliver (or cause to be executed and delivered) to Agent all such proxies and other instruments as Agent may reasonably request for the purpose of enabling Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 10.16(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 10.16(b). The foregoing shall not in any way limit Agent's power and authority granted pursuant to Section 10.13.

                                   ARTICLE 11

                             Affirmative Covenants

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in Section 17.10, Borrower will, and will cause each of its Subsidiaries to keep the following covenants.

         Section 11.1 Preservation of Corporate Existence and Similar Matters. Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure so to be qualified or authorized could reasonably be expected to result in a Material Adverse Effect.

         Section 11.2 Compliance with Applicable Law. Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Law relating to Borrower or each such Subsidiary except to the extent being contested in good faith by appropriate proceedings, for which reserves in respect of Borrower's or each such Subsidiary's reasonably anticipated liability therefor has been appropriately established and where failure so to comply could reasonably be expected to result in a Material Adverse Effect.





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         Section 11.3     Maintenance of Property.  In addition to, and not in
derogation of, the requirements of Section 10.7 and of the Security Documents, Borrower will, and will cause each of its Subsidiaries to:

                 (a) protect and preserve all properties material to its business, including, without limitation, copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

                 (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 11.4 Conduct of Business. Borrower will, and will cause each of its Subsidiaries to, at all times carry on its business in an efficient manner and engage only the business described in Section 8.1(g).

         Section 11.5 Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain, in addition to the coverage required by Section 10.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 11.6 Payment of Taxes and Claims. Borrower will, and will cause each of its Subsidiaries to, pay or discharge when due

                 (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

                 (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of Borrower;

except that this Section 11.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.





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         Section 11.7     Accounting Methods and Financial Records. Borrower
will, and will cause each of its Subsidiaries to, maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

         Section 11.8     Use of Proceeds.

                 (a)      Borrower will use the proceeds of

                          (i) the initial Revolving Credit Loan to renew, extend and refinance amounts outstanding under the Existing Credit Agreement and to pay amounts indicated on Schedule 11.8 to the Persons indicated thereon, and

                          (ii) all subsequent Loans only for Acquisitions permitted by Section 13.4, working capital and general business purposes, and

                 (b) Borrower will not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

         Section 11.9     Hazardous Waste and Substances; Environmental
Requirements.

                 (a) In addition to, and not in derogation of, the requirements of Section 11.2 and of the Security Documents, Borrower will, and will cause each of its Subsidiaries to, (i) comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of Borrower's or any such Subsidiary's reasonably anticipated liability therefor have been appropriately established),
         (ii) promptly notify Agent of its receipt of any notice of a violation of any such Environmental Laws or such other Applicable Laws and (iii) indemnify and hold Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon Agent or any Lender on account of Borrower's failure to perform its obligations under this Section 11.9.

                 (b) Whenever Borrower gives notice to Agent pursuant to this Section 11.9 with respect to a matter that reasonably could be expected to result in liability to Borrower or any of its Subsidiaries in excess of Fifty Thousand Dollars ($50,000) in the aggregate, Borrower shall, at Agent's request and Borrower's expense (i) cause an independent environmental engineer acceptable to Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to Agent a report setting forth the results of such assessment, a proposed plan to bring Borrower into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.





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                                   ARTICLE 12

                                  Information

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 17.10, Borrower will provide the following information to Agent and to each Lender at the offices then designated for such notices pursuant to Section 17.1 and keep the other covenants contained in this Article 12.

         Section 12.1     Financial Statements.

                 (a) Audited Year-End Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower will provide Agent and the Lenders with copies of the consolidating and consolidated balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of earnings, shareholders' equity and statement of cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year of Borrower, reported on, as to such consolidated statements, without qualification as to the scope of the audit or the status of Borrower as a "going concern", by independent certified public accountants of nationally recognized standing.

                 (b) Monthly Financial Statements. As soon as available after the end of each month, but in any event within twenty (20) days (forty-five (45) days in the case of the last month in each fiscal quarter) after the end of each month, Borrower will provide Agent and the Lenders with copies of the unaudited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of earnings and cash flows for Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year of Borrower and its Consolidated Subsidiaries through such month, certified by a Financial Officer as presenting fairly the financial condition and results of operations of Borrower (subject to normal year-end audit adjustments).

All of the financial statements referenced in this Section 12.1 are to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to the monthly financial statements referred to in clause (b), for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

         Section 12.2 Accountants' Certificate. Together with the financial statements referred to in Section 12.1(a), Borrower shall deliver a certificate of such accountants addressed to Agent

                 (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

                 (b) having attached the calculations, prepared by Borrower and reviewed by such accountants, required to establish whether or not Borrower is in compliance with the covenants contained in Sections 13.1, 13.2, 13.3, 13.4, 13.5, 13.10 and 13.11, as at the
         date of such financial statements.

         Section 12.3 Officer's Certificate. At the time that Borrower provides the financial statements pursuant to Section 12.1(b) for any month that is the last month of a fiscal quarter of Borrower, Borrower shall also provide a Compliance Certificate which:

                 (a) sets forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether or not Borrower was in compliance with the requirements of Sections 13.1, 13.2, 13.3, 13.4, 13.5, 13.10 and
         13.11, as at the end of each respective period;

                 (b) states that the information on the schedules to this Agreement is complete and accurate as of the date of such certificate or, if such is not the case, attaches to such certificate updated schedules, and

                 (c) states that, based on a reasonably diligent examination, no Default or Event of Default has occurred or exists, or, if such is not the case, specifies such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps taken or being taken by Borrower with respect to such Default or Event of Default.

         Section 12.4 Copies of Other Reports. Borrower will provide Agent and the Lenders the following:

                 (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report;

                 (b) As soon as practicable, copies of all financial statements and reports that Borrower sends to its shareholders generally and of all registration statements and all regular or periodic reports which Borrower files with the Securities and Exchange Commission or any successor commission;

                 (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower or any of its Subsidiaries as Agent or any Lender may reasonably request and that Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of Borrower's records by their respective internal auditors;

                 (d) If requested by Agent or any Lender, Borrower will provide to Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, respectively, of the Board of Governors of the Federal Reserve System.

The rights of Agent and the Lenders under this Section 12.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

         Section 12.5 Notice of Litigation and Other Matters. Borrower will provide Agent and the Lenders prompt notice of:

                 (a) the commencement, to the extent Borrower is aware of the same, of all proceedings and investigations by or before any Governmental Authority or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or adversely affecting Borrower, any of its Subsidiaries or any of Borrower's or any of its Subsidiaries' properties, assets or businesses, which could reasonably be expected to, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Material Adverse Effect;

                 (b) any amendment of the articles of incorporation or bylaws of Borrower or any of its Subsidiaries;

                 (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower or any of its Subsidiaries which has had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect and any change in the executive officers of Borrower or any of its Subsidiaries; and

                 (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which Borrower or any of its Subsidiaries is a party or by which Borrower, any of its Subsidiaries or any of Borrower's or any of its Subsidiaries' properties may be bound.

         Section 12.6 ERISA. As soon as possible and in any event within thirty (30) days after Borrower knows, or has reason to know, that

                 (a) any Termination Event with respect to a Plan has occurred or will occur, or

                 (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $0, or

                 (c) Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan,

Borrower will provide Agent and the Lenders a certificate of its President or a Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other Governmental Authority with respect to such event.

         Section 12.7 Accuracy of Information. All written information, reports, statements and other papers and data provided to Agent or any Lender, whether pursuant to this Article 12 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so provided, complete and correct in all material respects to the extent necessary to give Agent and the Lenders true and accurate knowledge of the subject matter.

         Section 12.8 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, Borrower shall deliver to Agent and the Lenders as part of the officer's certificate required pursuant to Section 12.3(b) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

         Section 12.9 Year 2000 Compliance. Borrower will promptly notify the Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         Section 12.10 Annual Projections. Not sooner than ninety (90) days prior to the beginning of each of Borrower's fiscal years, but not less than thirty (30) days prior to the beginning of each such fiscal year, the Borrower will deliver to the Lenders a draft budget and projections (on a monthly basis) of Borrower's and its Consolidated Subsidiaries' anticipated operations and financial performance for such fiscal year, in form reasonably satisfactory to Agent and containing such information as Agent may reasonably request, such budget and projections to be finalized to Agent's satisfaction within thirty
(30) days after the beginning of such fiscal year.

                                   ARTICLE 13

                               Negative Covenants

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 17.10:

         Section 13.1     Financial Ratios.

                 (a) Ratio of Senior Funded Debt to EBITDA. Borrower will not directly or indirectly permit the ratio of Borrower's Senior Funded Debt to Borrower's EBITDA for any four fiscal quarter period ending at any time during any period set forth below to be greater than the following amounts for the periods indicated:

                                  Period                                        Ratio
                                  ------                                       ------

                 On and From the Effective Date to 6/30/99                   6.20 to 1.0

                 On 6/30/99 and thereafter                                   5.50 to 1.0

                 (b) Interest Coverage Ratio. Borrower will not directly or indirectly permit the ratio of Borrower's EBITDA to Borrower's Interest Expense for any four fiscal quarter period ending at any time during any period set forth below to be less than the ratio set forth opposite each such period:

                                  Period                                        Ratio
                                  ------                                        -----

                 On and From the Effective Date to 6/30/99                   1.25 to 1.0

                 On 6/30/99 and thereafter                                   1.50 to 1.0

                 (c) Fixed Charge Coverage Ratio. Borrower shall never permit its Fixed Charge Coverage Ratio for any four fiscal quarter period ending at any time during such period set forth below to be less than the ratio set forth opposite each such period:

                                  Period                                        Ratio
                                  ------                                        -----

                 On and From the Effective Date to 6/30/99                   1.20 to 1.0

                 On 6/30/99 and thereafter                                   1.30 to 1.0

         Section 13.2 Indebtedness for Money Borrowed. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this Section 13.2 shall not apply to:

                 (a) Indebtedness of Borrower for Money Borrowed represented by the Loans and the Notes;

                 (b) Indebtedness for Money Borrowed reflected on Schedule 8.1(k), including the Senior Notes (but excluding any such Indebtedness that is to be paid in full on the Effective Date) and refinancings, renewals, replacements and refundings thereof provided that the principal amount thereof and interest thereon is not increased and the weighted average life to maturity is equal to or greater than that of the Indebtedness for Money Borrowed being refinanced, renewed, replaced or refunded;

                 (c)      Permitted Purchase Money Indebtedness;

                 (d) Subordinated Indebtedness (including all inter-company Indebtedness between or among Borrowers); and

                 (e) Obligations under any Interest Rate Protection Agreement on any Indebtedness otherwise permitted pursuant to this Section.

         Section 13.3 Guaranties. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or remain liable with respect to any Guaranty of any obligation of any other Person other than the Guaranties referred to in the definition of the Senior Notes.

         Section 13.4 Investments; Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments and Permitted Acquisitions. In addition to, and not in derogation of, the foregoing, if at any time Borrower or any Subsidiary of Borrower obtains any interest in any Subsidiary, other than such Investments existing on the Agreement Date, Borrower and such new Subsidiary shall execute and deliver such amendments to this Agreement and any other Loan Document, and execute such other Loan Documents, as Agent requires in its discretion in order to cause such Subsidiary to (i) become a party to this Agreement as a Loan Party, (ii) cause all property of such Subsidiary which is of a type included in the Collateral to be covered by the Security Interest, and (iii) Guarantee the prompt payment and performance of the Secured Obligations pursuant to a Guaranty Agreement.

         Section 13.5 Capital Expenditures. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or incur any Capital Expenditures in the aggregate in excess of the amount set forth below for the fiscal year of Borrower set forth opposite such amount; provided, however, that any shortfall in actual Capital Expenditures made during any such fiscal year may be carried forward to increase permitted Capital Expenditures in the next fiscal year (but may not be carried forward to any subsequent fiscal year):

                          Fiscal Years                        Amount
                          ------------                        ------

                              1999                          $4,345,000
                              2000                          $3,000,000
                              2001                          $3,000,000

         Section 13.6 Restricted Dividend Payments and Purchases, Etc. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase, provided that Borrower may make scheduled payments-in-kind of dividends on GNI's preferred stock so long as no Default or Event of Default is in existence as of the date of such dividend both with and without giving effect to the payment thereof and provided, further, so long as no Default exists, any Borrower other than GNI may make Restricted Payments to GNI.

         Section 13.7 Merger, Consolidation and Sale of Assets. Borrower will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person other than sales of Inventory in the ordinary course of business and Permitted Acquisitions.

         Section 13.8 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, effect any transaction with any Affiliate on a basis less favorable to Borrower or such Subsidiary than would be the case if such transaction had been effected with a Person not an Affiliate.

         Section 13.9 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

         Section 13.10 Capitalized Lease Obligations. Borrower will not, and will not permit any of its Subsidiaries to, without the consent of the Required Lenders, incur or permit to exist any Capitalized Lease Obligations which, together with Purchase Money Indebtedness, would exceed Two Million Dollars ($2,000,000) in the aggregate at any time outstanding.

         Section 13.11 Operating Leases. Borrower will not, and will not permit any of its Subsidiaries to, without the consent of the Required Lenders, enter into any Operating Lease if the aggregate annual rental payable under all Operating Leases of Borrower and its Subsidiaries would exceed One Million Dollars ($1,000,000) in the aggregate at any time after the Effective Date.

         Section 13.12 Real Estate Leases. Borrower will not, and will not permit any of its Subsidiaries to, enter into any real property lease, including a lease relating to the Real Estate occupied by Borrower on the Effective Date, without the prior written consent of Agent, on behalf of the Lenders, which consent shall not be unreasonably withheld.

         Section 13.13 Plans. Borrower will not, and will not permit any of its Subsidiaries to, permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by Borrower or any of its Subsidiaries of any material liability, fine or penalty.

         Section 13.14 Sales and Leasebacks. Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for Borrower or any of its Subsidiaries to lease from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by Borrower or any of its Subsidiaries to such Person.

                                   ARTICLE 14

                                    Default

         Section 14.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or nongovernmental body:

                 (a) Default in Payment. Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

                 (b) Other Payment Default. Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of ten (10) days after written notice thereof has been given to Borrower by Agent.

                 (c) Misrepresentation. Any representation or warranty made or deemed to be made by Borrower under this Agreement or any other Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

                 (d) Default in Performance. Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by Borrower, contained in

                          (i) Articles 9, 10, 12 or 13, or Sections 11.1 (insofar as it requires the preservation of the corporate existence of Borrower), or 11.8, and Agent shall have delivered to Borrower written notice of such default, or

                          (ii) this Agreement (other than as specifically provided for otherwise in this Section 14.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Borrower by Agent.

                 (e)      Indebtedness Cross-Default.

                          (i) Borrower or any Subsidiary of Borrower shall fail to pay when due and payable the principal of, interest on, redemption payment, or any sinking fund with respect to the Senior Notes (regardless of amount) or any other Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), or

                          (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or

                          (iii)   any event shall have occurred and be
                 continuing which would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and Borrower shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

                 (f) Other Cross-Defaults. Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of Agent have a Material Adverse Effect on Borrower or any of its Subsidiaries; provided, however, that for the purposes of this provision where such a default could result only in a monetary loss, a Material Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed Two Hundred Fifty Thousand Dollars ($250,000).

                 (g) Voluntary Bankruptcy Proceeding. Borrower or any of its Subsidiaries shall

                          (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                          (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                          (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                          (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign,

                          (v) admit in writing its inability to pay its debts as they become due,

                          (vi) make a general assignment for the benefit of creditors, or

                          (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                 (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking

                          (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                          (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of Borrower or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding against Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                 (i) Failure of Agreements. Borrower shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state in writing its intention to make such a challenge, or any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                 (j) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by Two Hundred Fifty Thousand Dollars ($250,000) or more shall be entered against Borrower by any court or other Governmental Authority and such judgment or order shall continue undischarged or unstayed for ten (10) days.

                 (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds Two Hundred Fifty Thousand ($250,000) in value shall be issued against any property of Borrower or any of its Subsidiaries and such warrant or process shall continue undischarged or unstayed for ten (10) days.

                 (l)      ERISA.

                          (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, or

                          (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                          (iii)    Borrower is in "default" (as defined in
                 Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

                 (m) Change of Control. The occurrence of a Change of Control.

                 (n) Material Adverse Effect. The occurrence of a Material Adverse Effect.

         Section 14.2     Remedies.

                 (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 14.1(g) or (h), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the other Loan Documents to the contrary notwithstanding, and
         (ii) the Revolving Credit Facility and the right of Borrower to request borrowings under this Agreement shall immediately terminate.

                 (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                          (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding;

                          (ii) terminate the Revolving Credit Facility and any other right of Borrower to request borrowings thereunder;

                          (iii) notify, or request Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to Agent, for the benefit of the Lenders, or any agent or designee of Agent, at such address as may be specified by Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to Borrower, Borrower shall hold all such payments it receives in trust for Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, Borrower, and shall deliver the same to Agent or any such agent or designee of Agent immediately upon receipt by Borrower in the identical form received, together with any necessary endorsements;

                          (iv) notify, or direct Borrower to notify, and instruct, in writing or otherwise, any Clearing Bank to transmit the balances in each Agency Account to Agent in accordance with the terms of this Agreement and any Agency Account Agreement;

                          (v) at Borrower's expense, enforce collection of any Receivables or settle or compromise the amount or payment thereof;

                          (vi) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which Agent considers advisable and in all such cases only the net amounts received by Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                          (vii)   enter upon any premises in which any
                 Collateral may be located and, without resistance or interference by Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as Agent shall choose, without being liable to Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as Agent shall act reasonably and in good faith;

                          (viii) require Borrower to and Borrower shall, without charge to Agent or any Lender, assemble the tangible Collateral and maintain or deliver it into the possession of Agent or any agent or representative of Agent at such place or places as Agent may designate and as are reasonably convenient to both Agent and Borrower;

                          (ix) at the expense of Borrower, cause any of the tangible Collateral to be placed in a public or field warehouse, and Agent shall not be liable to Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as Agent shall act reasonably and in good faith;

                          (x) without notice, demand or other process, and without payment of any rent or any other charge, enter any of Borrower's premises and, without breach of the peace, until Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable,





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                 and Agent, for the benefit of the Lenders, is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of Borrower under all licenses, sublicenses and franchise agreements shall inure to Agent, for the benefit of the Lenders (provided, however, that any use of any federally registered Trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such Trademarks and the goodwill of the business symbolized thereby);

                          (xi) exercise any and all of its rights under any and all of the Security Documents;

                          (xii) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                          (xiii) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, Borrower shall cause to be forwarded to Agent at its Principal Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to Agent; and

                          (xiv) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 14.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                 (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees;





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                 (b)      Second:  to the payment of the Secured Obligations
         (with Borrower remaining liable for any deficiency) as Agent may elect; and

                 (c) Third: the balance (if any) of such proceeds shall be paid to Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

BORROWER SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 14.4 Power of Attorney. In addition to the authorizations granted to Agent under Section 10.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent from time to time) as Borrower's true and lawful attorney, and agent in fact, and Agent, or any such Person, may, without notice to Borrower, and at such time or times as Agent, or any such Person in its sole discretion may determine, in the name of Borrower, Agent or the Lenders,

                          (i)     demand payment of the Receivables,

                          (ii) enforce payment of the Receivables by legal proceedings or otherwise,

                          (iii) exercise all of Borrower's rights and remedies with respect to the collection of Receivables,

                          (iv) settle, adjust, compromise, extend or renew any or all of the Receivables,

                          (v) settle adjust or compromise any legal proceedings brought to collect the Receivables,

                          (vi) discharge and release the Receivables or any of them,

                          (vii) prepare, file and sign the name of Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                          (viii) prepare, file and sign the name of Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                          (ix) endorse the name of Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,





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                          (x)     use the stationery of Borrower and sign the
                 name of Borrower to verifications of the Receivables and on any notice to the Account Debtors,

                          (xi)    open Borrower's mail,

                          (xii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, and

                          (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which Borrower has access.

         Section 14.5     Miscellaneous Provisions Concerning Remedies.

                 (a) Rights Cumulative. The rights and remedies of Agent and the Lenders under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies Agent and the Lenders may be selective and no failure or delay by Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                 (b) Waiver of Marshaling. Borrower hereby waives any right to require any marshaling of assets and any similar right.

                 (c)      Limitation of Liability.  Nothing contained in this
         Article 14 or elsewhere in this Agreement or in any of the other Loan Documents shall be construed as requiring or obligating Agent, any Lender or any agent or designee of Agent or any Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and Agent, the Lenders and their agents or designees shall have no liability to Borrower for actions taken pursuant to this Article 14, any other provision of this Agreement or any of the other Loan Documents so long as Agent or such Lender shall act reasonably, in good faith and without gross negligence or willful misconduct.

                 (d)      Appointment of Receiver.  In any action under this
         Article 14, Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.





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         Section 14.6     Registration Rights; Private Sales; Etc.

                 (a) If Agent shall determine to exercise its right to sell or otherwise dispose of all or any Investment Property owned by any Loan Party, pursuant to Section 14.2 or any other Loan Document, such Loan Party agrees that, upon the reasonable request of Agent (which request may be made by Agent in its sole discretion), such Loan Party will, at its own expense use its best efforts to: (i) execute and deliver, and cause each Issuer of any Collateral or other property contemplated to be sold and the directors and officers thereof to execute and deliver, all such agreements, documents and instruments, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Agent, advisable to register such Collateral or other property to be sold under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) to qualify such Collateral or other property to be sold under all applicable state securities or "Blue Sky" laws and to obtain all necessary Governmental Approvals for the sale of such Collateral or other property, as requested by Agent; (iii) cause each such Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make the sale of such Collateral or other property or any part thereof valid and binding and in compliance with applicable law. The Loan Parties will bear all reasonable costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section 14.6.

                 (b) Each Loan Party recognizes that Agent may be unable to effect a public sale of any or all of the Collateral or other property to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the U.S. or in the Securities Act and applicable state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by Applicable Law, Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the Issuer of such securities to register such securities under the laws of any jurisdiction outside the U.S., under the Securities Act or under any applicable state securities laws, even if such Issuer would agree to do so.

                 (c) Each Loan Party further agrees to do or cause to be done, to the extent that such Loan Party may do so under Applicable Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Applicable Laws of





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         any and all Governmental Authorities having jurisdiction over any such sale or sales, all at the Loan Parties' expense. Each Loan Party further agrees that a breach of any of the covenants contained in this
         Section 14.6 will cause irreparable injury to the Credit Parties and that the Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 14.6 shall be specifically enforceable against such Loan Party and such Loan Party hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Loan Party's failure to perform such covenants will not cause irreparable injury to the Credit Parties or (ii) the Credit Parties have an adequate remedy at law in respect of such breach. Each Loan Party further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Credit Parties by reason of a breach of any of the covenants contained in this Section
         14.6 and, consequently, agrees that, if such Loan Party shall breach any of such covenants and the Credit Parties shall sue for damages for such breach, such Loan Party shall pay to the Credit Parties, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date Agent shall demand compliance with this Section 14.6.

                 (d) EACH LOAN PARTY HEREBY AGREES TO INDEMNIFY, PROTECT AND SAVE HARMLESS THE CREDIT PARTIES AND ANY CONTROLLING PERSONS THEREOF WITHIN THE MEANING OF THE SECURITIES ACT FROM AND AGAINST ANY AND ALL LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) ARISING UNDER THE SECURITIES ACT, THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, ANY APPLICABLE STATE SECURITIES STATUTE, OR AT COMMON LAW, OR PURSUANT TO ANY OTHER APPLICABLE LAW IN CONNECTION WITH THE ABOVE REFERENCED REGISTRATION, INSOFAR AS SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT RELATING TO ANY PART OF THE COLLATERAL OR OTHER PROPERTY TO BE SOLD, OR SUCH REGISTRATION STATEMENT AS AMENDED OR SUPPLEMENTED, OR ARISES OUT OF, OR IS BASED UPON, THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING; PROVIDED, THAT SUCH LOAN PARTY SHALL NOT BE LIABLE IN ANY SUCH CASE TO THE EXTENT THAT ANY SUCH LIABILITIES, SUITS, CLAIMS, COSTS AND EXPENSES ARISE OUT OF, OR ARE BASED UPON, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OR OMISSION OR ALLEGED OMISSION MADE IN SUCH REGISTRATION STATEMENT OR SUCH REGISTRATION STATEMENT AS AMENDED OR SUPPLEMENTED, IN RELIANCE UPON AND IN CONFORMITY WITH WRITTEN INFORMATION FURNISHED TO SUCH LOAN PARTY BY ANY CREDIT PARTY SPECIFICALLY FOR INCLUSION THEREIN. THE FOREGOING INDEMNITY AGREEMENT IS IN ADDITION TO ANY INDEBTEDNESS, LIABILITY OR OBLIGATION THAT SUCH LOAN PARTY MAY OTHERWISE HAVE TO ANY CREDIT PARTY OR ANY SUCH CONTROLLING PERSON.





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                                   ARTICLE 15

                                  Assignments

         Section 15.1     Assignments and Participations.

                 (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes and its Commitment); provided, however, that:

                          (i) each such assignment shall be to an Eligible Assignee;

                          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof;

                          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes; and

                          (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of Exhibit "D" hereto, together with any Notes subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the U.S., or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

                 (b)      Agent shall maintain at its address referred to in
         Section 17.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be





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         available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such Assignment and Acceptance and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "D" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                 (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 6 and the right of set-off contained in Section 17.4, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Notes and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

                 (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                 (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         Section 15.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 15.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.





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                                   ARTICLE 16

                                     Agent

         Section 16.1 Appointment, Powers, and Immunities. Each Lender and L/C Issuer hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section
16.5 and the first sentence of Section 16.6 hereof shall include its Affiliates, and its own and its Affiliates', officers, directors, employees and agents):

                 (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender or L/C Issuer;

                 (b) shall not be responsible to the Lenders or L/C Issuer for any recital, statement, representation or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;

                 (c) shall not be responsible for or have any duty to ascertain, inquire into or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates;

                 (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                 (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 16.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including, without limitation, any communication by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 15.1 hereof.  As to any matters not expressly provided for by this





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Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or Applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 16.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 16.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         Section 16.4 Rights as Lender. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to and generally engage in any kind of lending, trust or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

         Section 16.5     Indemnification.  THE LENDERS AGREE TO INDEMNIFY
AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 17.2 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE





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PERSON TO BE INDEMNIFIED.  WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER
AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR EXPENSES PAYABLE BY BORROWER UNDER SECTION 17.2, TO THE EXTENT THAT AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY BORROWER. THE AGREEMENTS CONTAINED IN THIS SECTION SHALL SURVIVE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         Section 16.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

         Section 16.7 Resignation of Agent. Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the U.S. having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 16 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   ARTICLE 17

                                 Miscellaneous

         Section 17.1     Notices.

                 (a) Method of Communication. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage prepaid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the





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
         case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, provided that in the case of notices to Agent, notice shall be deemed to have been given only when such notice is actually received by Agent. A telephonic notice to Agent, as understood by Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                 (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

         If to Borrower:

             The GNI Group                            Delivery Address:
             P.O. Box 220                             2525 Battleground Road
             Deer Park, Texas  77536                  P.O. Box 220
             Attn:  Chief Financial Officer           Deer Park, Texas 77536
             Facsimile No.:  281-930-0355             Attn:  Chief Financial Officer


         If to Agent:

                                                      Delivery Address:
             NationsBank, N.A.                        NationsBank, N.A.
             P. O. Box 830732                         901 Main Street, 6th Floor
             Dallas, Texas 75283-0732                 Dallas, Texas  75202
             Attn: Business Credit/Regional Manager   Attn: Business Credit/Regional Manager
             Facsimile No.: (214) 508-3501

         If to a Lender: At the address of such Lender set forth on the signature pages hereof.

                 (c) Principal Office. Agent hereby designates its office located at 901 Main Street, Dallas, Dallas County, Texas 75202, or any subsequent office which shall have been specified for such purpose by written notice to Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

         Section 17.2 Expenses. Borrower agrees to pay or reimburse on demand all costs and expenses incurred by Agent or any Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with the following:

                 (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, the following:

                          (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                          (ii) the costs and expenses of appraisals of the Collateral;





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
                          (iii) the costs and expenses of lien and title searches and title insurance;

                          (iv) the costs and expenses of environmental reports with respect to the Real Estate; and

                          (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect and continue the Security Interests;

         provided, however, that Borrower shall not be required to pay the expenses of any Person which becomes a Lender more than ninety (90) days after the Effective Date incurred in connection with such Person's so becoming a Lender;

                 (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by Agent and the Lenders relating to this Agreement or any of the Loan Documents;

                 (c) sums paid or incurred to pay any amount or take any action required of Borrower under the Loan Documents that Borrower fails to pay or take;

                 (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by Agent (currently Six Hundred Fifty Dollars ($650) per examiner, per diem, per exam, plus out-of-pocket expenses) or the Lenders, travel, lodging and meals for inspections of the Collateral and Borrower's operations and books and records by Agent's and/or the Lenders' agents up to four (4) times per year and whenever an Event of Default exists;

                 (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Account and Lockbox;

                 (f) costs and expenses of preserving and protecting the Collateral;

                 (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons;

                 (h) reasonable costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with this Agreement or any of the other Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by Agent or any Lender; and

                 (i) all reasonable attorney's fees and expenses (including, without limitation, the cost of internal counsel) incurred in connection with any of the foregoing.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. Borrower hereby authorizes Agent and the Lenders to debit Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by Borrower when due. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 17.2 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         Section 17.3 Stamp and Other Taxes. Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

         Section 17.4     Right of Set-Off; Adjustments.

                 (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                 (b) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefit is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 17.4 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         Section 17.5 Litigation; Waiver of Trial by Jury. EACH OF BORROWER, AGENT AND THE LENDERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST BORROWER, AGENT OR ANY LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN BORROWER AND AGENT OR ANY LENDER OF ANY KIND OR NATURE. EACH SUCH PARTY ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING. BORROWER, AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF TEXAS OR, AT THE OPTION OF AGENT OR ANY LENDER, ANY COURT IN WHICH AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS OF BORROWER SET FORTH IN SECTION
17.1. SHOULD BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.





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
         Section 17.6 Consent to Advertising and Publicity. With the prior written consent of Borrower, which consent shall not be unreasonably withheld, Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of Borrower, the amount, interest rate, maturity, collateral and a general description of Borrower's business.

         Section 17.7 Reversal of Payments. Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent Borrower makes a payment or payments to Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by Agent or such Lender.

         Section 17.8 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent and the Lenders; therefore, Borrower agrees that if any Event of Default shall have occurred and be continuing, Agent and the Lenders, if Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         Section 17.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

         Section 17.10    Amendments.

                 (a) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 17.10(d)), by Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by Borrower, Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by Agent and the Required Lenders in their discretion.

                 (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                          (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the provisions of Article 14 or of this Section 17.10(b),

                          (ii) no material Collateral shall be released by Agent other than as specifically permitted in this Agreement,

                          (iii) except to the extent expressly provided herein, the definition of "Borrowing Base" shall not be amended,

                          (iv) the definition of "Required Lenders" shall not be amended; and

                          (v)     the Termination Date may not be amended;

         provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with Borrower providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

                 (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

                 (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment to Article 16 or Section 5.10, and any amendment to such provisions shall be effected solely by and among Agent and the Lenders, provided that no such amendment shall impose any obligation on Borrower.

         Section 17.11 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement.





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         Section 17.12    Performance of Borrower's Duties.

                 (a) Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by Borrower at its sole cost and expense.

                 (b) If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the other Loan Documents, Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of Agent or the Lenders or in the name and on behalf of Borrower, and Borrower hereby irrevocably authorizes Agent so to act.

         Section 17.13    Indemnification.

                 (a) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE IS FOUND IN A FINAL, NON- APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 17.13 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST AGENT, ANY LENDER, ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

                 (b) IN ADDITION TO THE INDEMNIFICATION PROVIDED BY (A) ABOVE, EACH LOAN PARTY AGREES TO INDEMNIFY AND HOLD HARMLESS AGENT, EACH LENDER AND EACH OTHER INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS, AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS, AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES) ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, OUT OF (A) THE PRESENCE OF ANY CONTAMINANT ON, UNDER, OR FROM ITS PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF OR (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ITS REAL ESTATE, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY SUCH LOAN PARTY OR ANY OTHER SUBSIDIARY OR ANY PREDECESSOR IN TITLE OR ANY EMPLOYEES, AGENTS, CONTRACTORS, OR SUBCONTRACTORS OF SUCH LOAN PARTY OR ANY OTHER SUBSIDIARY OR ANY PREDECESSOR IN TITLE, OR ANY THIRD PERSONS AT ANY TIME OCCUPYING OR PRESENT ON SUCH REAL ESTATE, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY CONTAMINANT AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH REAL ESTATE AND, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING ARISING FROM NEGLIGENCE ON THE PART OF AGENT OR THE LENDERS, WHETHER SOLE OR CONCURRENT; WITH THE FOREGOING INDEMNITY FURTHER APPLYING TO ANY RESIDUAL CONTAMINATION ON OR UNDER THE REAL ESTATE OF EACH LOAN PARTY OR ANY OTHER SUBSIDIARY OR ANY THIRD PARTY PROPERTY, OR AFFECTING ANY NATURAL RESOURCES, AND TO ANY CONTAMINATION OF ANY REAL ESTATE OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION, OR DISPOSAL OF ANY CONTAMINANT, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE GOVERNMENTAL REQUIREMENTS AND SURVIVING SATISFACTION OF ALL SECURED OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE LOAN PARTIES AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY REAL ESTATE OF ANY LOAN PARTY IN LIEU THEREOF, PROVIDED THAT THE CLAIMS AND OTHER ACTIONS OF ANY KIND AGAINST AGENT OR THE LENDERS WHICH GIVE RISE TO SUCH INDEMNITY ARE NOT BARRED BY THE APPLICABLE STATUTE OF LIMITATIONS AT THE TIME SUCH CLAIMS OR ACTIONS ARE INSTITUTED AND SUCH INDEMNITY

         SHALL NOT RELATE TO CLAIMS ARISING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR THE LENDERS OR EXTEND TO ANY ACT OR OMISSION BY AGENT OR THE LENDERS WITH RESPECT TO THE RELEVANT REAL ESTATE SUBSEQUENT TO AGENT OR THE LENDERS BECOMING THE OWNER OF ANY REAL ESTATE PREVIOUSLY OWNED BY ANY LOAN PARTY OR ANY OTHER SUBSIDIARY AND WITH RESPECT TO SUCH REAL ESTATE SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT FIRST ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY AGENT OR THE LENDERS.

                 (c) WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION 17.13 SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         Section 17.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Agent and the Lenders and any Persons designated by Agent or the Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

         Section 17.15 Survival. Notwithstanding any termination of this Agreement,

                 (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

                 (b) the indemnities to which Agent and the Lenders are entitled under the provisions of this Article 17 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect Agent and the Lenders against events arising after such termination as well as before, and

                 (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

         Section 17.16 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 17.17 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 17.18 Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (UNLESS ANY SUCH OTHER LOAN DOCUMENT SPECIFICALLY PROVIDES OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, PROVIDED THAT TO THE EXTENT FEDERAL LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAWS WHICH PURPORT TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE SECURED OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

         Section 17.19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 17.20 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to Agent or any Lender, may be reproduced by Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 17.21 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         Section 17.22 Confidentiality. Each Lender agrees to keep confidential any information obtained by it from any Loan Party or its agents or representatives pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this Section 17.22, (e) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and (g) with Borrower's prior written consent.

         Section 17.23    Pro-Rata Participation.

                 (a)      Each Lender agrees that

                          (i) if it or any of its Affiliates shall exercise any right of counterclaim, set-off, banker's lien or similar right, or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to Borrower, it shall apportion the amount thereof, on a pro rata basis, between (A) amounts at the time owed to it by Borrower under this Agreement, and (B) amounts otherwise owed to it by Borrower, and

                          (ii) if, as a result of the exercise of a right or the receipt of a secured claim and the apportionment thereof described in clause (i) of this Section 17.23(a) or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Secured Obligations owed to it under this Agreement greater than the proportion of such amounts then received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by the other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

                 (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
         17.23 to share in the benefits of any recovery on such secured claim.

                 (c) Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

         Section 17.24 Interest Limitation. In no contingency or event whatsoever shall the amount of interest under the Loan Documents paid by Borrower, received by the Lenders, agreed to be paid by Borrower, or requested or demanded to be paid by the Lenders, exceed the Maximum Rate. In the event any such sums paid to Lender by Borrower would exceed the Maximum Rate, Lender shall automatically apply such excess to any unpaid amount of the Secured Obligations or, if the amount of such excess exceeds said unpaid amount, such excess shall be paid to Borrower. All sums paid, or agreed to be paid, by Borrower which are or hereafter may be construed to be compensation for the use, forbearance or detention of money shall be amortized, prorated, spread and allocated in respect of the Secured Obligations throughout the full term of this Agreement until the Secured Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents, or in any Notes or other related documents executed pursuant hereto, the Lenders shall never be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event any Lender ever receives, collects or applies any amount in respect of Borrower that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Secured Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the Secured Obligations were outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by Applicable Law. Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to Loans made by the Lenders to Borrower, including all amounts agreed to by Borrower or charged or received by the Lenders, which may be deemed to be interest under Applicable Law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and the Lenders in accordance with Applicable Law. Borrower, Agent and the Lenders hereby agree that the provisions of Chapter 346 of the Texas Finance Code, which replaced Tex. Rev. Civ. Stat. Ann. Art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts), shall not apply to this Agreement or any of the other Loan Documents.

         Section 17.25 Judgment Currency. The payment obligations of any Loan Party under this Agreement or any of the other Loan Documents shall not be discharged by an amount paid in any currency other than Dollars, or in any other place than required by this Agreement or any such Loan Documents, to the extent that the amount so paid on conversion to Dollars and transferred to Agent in Dallas, Dallas County, Texas, U.S., under normal banking procedures does not yield the amount of Dollars due under this Agreement or any such other Loan Document. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under this Agreement or any of the other Loan Documents in any currency to another currency (the "Other Currency"), then the rate of exchange which shall be applied shall be the Spot Rate, determined as of the Business Day preceding the date on which such judgment is signed by the judge or other Person acting on behalf of such court. The payment obligations of any Loan Party in respect of any such amount due by it to any Credit Party pursuant to such judgment, notwithstanding the rate of exchange actually applied in rendering such judgment, shall be discharged only to the extent that on the Business Day following receipt by such Credit Party of any such sum in the Other Currency pursuant to such judgment, such Credit Party in accordance with normal banking procedures may purchase and transfer to Dallas, Dallas County, U.S., Dollars with the amount of the Other Currency so received.

         Section 17.26 Extension, Renewal and Replacement of Existing Credit Agreement. By their execution hereof, each of NationsBank, in its individual capacity as Lender under the Existing Credit Agreement and GNI and each of its Subsidiaries parties to the Existing Credit Agreement acknowledge and agree that the rights and obligations of such parties under the Existing Credit Agreement and under or in respect of the "Loan Documents" referred to therein (and the Liens securing all such obligations) are assigned and transferred to Agent, for itself and as agent and collateral agent for the Lenders under this Agreement (including NationsBank as a Lender), that this Agreement constitutes an extension, modification and restatement in its entirety of the Existing Credit Agreement (and not a novation thereof) and that the Liens created thereunder and under such Loan Documents secure the Secured Obligations.

         Section 17.27 Amendment and Restatement. This Agreement is in amendment, restatement and replacement of the certain Loan and Security Agreement dated as of July 28, 1998 previously executed and entered into among Borrower, Agent and NationsBank as a Lender (the "July 1998 Agreement"). All Obligations and the Security Interest under the July 1998 Agreement hereby are deemed to be renewed and continued, and not extinguished, and hereafter evidenced by and governed in accordance with this Agreement and the other Loan Documents. All references to the July 1998 Agreement in any of the Loan Documents shall be deemed to mean this Agreement, as an amendment and restatement of the July 1998 Agreement.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                  BORROWER:

                                  THE GNI GROUP, INC.


                                  By:  /s/ TITUS H. HARRIS, III
                                      -----------------------------------------
                                           Name:   Titus H. Harris, III
                                                 ------------------------------
                                           Title:  Chief Financial Officer
                                                  -----------------------------


                                  GNI CHEMICALS CORPORATION


                                  By:  /s/ TITUS H. HARRIS, III
                                      -----------------------------------------
                                           Name:   Titus H. Harris, III
                                                 ------------------------------
                                           Title:  Vice President
                                                  -----------------------------


                                  DISPOSAL SYSTEMS, INC.


                                  By:  /s/ TITUS H. HARRIS, III
                                      -----------------------------------------
                                           Name:   Titus H. Harris, III
                                                 ------------------------------
                                           Title:  Vice President
                                                  -----------------------------



                                  RESOURCE TRANSPORTATION SERVICES, INC.


                                  By:  /s/ TITUS H. HARRIS, III
                                      -----------------------------------------
                                           Name:   Titus H. Harris, III
                                                 ------------------------------
                                           Title:  Vice President
                                                  -----------------------------



                                  DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC.


                                  By:  /s/ TITUS H. HARRIS, III
                                      -----------------------------------------
                                           Name:   Titus H. Harris, III
                                                 ------------------------------
                                           Title:  Vice President
                                                  -----------------------------


                                  GULF NUCLEAR OF LOUISIANA, INC.


                                  By:  /s/ TITUS H. HARRIS, III
                                      -----------------------------------------
                                           Name:   Titus H. Harris, III
                                                 ------------------------------
                                           Title:  Vice President
                                                  -----------------------------


                                  AGENT:

                                  NATIONSBANK, N.A.


                                  By: /s/ GARY D. GOOD
                                     -----------------------------------------
                                           Name:   Gary D. Good
                                                 -----------------------------
                                           Title:  Vice President
                                                  ----------------------------


                                  Address:     901 Main Street, 6th Floor
                                               Dallas, Texas  75202
                                               Attn: Business Credit
                                               Facsimile No.: (214) 508-0480

                                 LENDERS:

Commitment                       NATIONSBANK, N.A.
  Amount:  $12,000,000

                                 By:  /s/ GARY D. GOOD
                                     -----------------------------------------
                                           Name:   Gary D. Good
                                                 -----------------------------
                                           Title:  Vice President
                                                  ----------------------------

                                 Address for Notices:
                                           901 Main Street, 6th Floor
                                           Dallas, Texas  75202
                                           Attn: Business Credit Regional
                                                 Manager: URGENT
                                           Facsimile No.: (214) 508-0480

                                 Applicable Lending Office for Base Rate Loans:
                                           NationsBank, N.A.
                                           901 Main Street, 6th Floor
                                           Dallas, Texas  75202

                                 Applicable Lending Office for Eurodollar Loans:
                                           NationsBank, N.A.
                                           901 Main Street, 6th Floor
                                           Dallas, Texas  75202

                                 Schedule 1.1A

                             Permitted Investments

None.

                                 Schedule 1.1B

                                Permitted Liens

None.

                                 Schedule 8.1(a)

                                  Organization


The GNI Group, Inc.                          -    Texas

Disposal Systems, Inc.                       -    Texas

Resource Transportation Services, Inc.       -    Texas

Gulf Nuclear of Louisiana, Inc.              -    Louisiana

GNI Chemicals Corporation                    -    Texas

Disposal Systems of Corpus Christi, Inc.     -    Texas

                                Schedule 8.1(b)

                                 Capitalization


The GNI Group, Inc.

                                   Series A Preferred Stock      Class A Common Stock        Class B Common Stock
Name of Beneficial Owner

399 Venture Partners, Inc.               181,285.60                   39,121.00                  456,799
Carl V. Rush, Jr.                          1,791.35                   36,416.00                     --
Titus H. Harris, III                       1,791.35                   36,416.00                     --
Donna L. Ratliff                             131.70                    2,677.00                     --

Disposal Systems, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Disposal Systems, Inc.

Resource Transportation Services, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Resource Transportation Services, Inc. Disposal Systems, Inc. is the beneficial owner of 100 issued and outstanding shares of common stock of Resource Transportation Services, Inc.

Gulf Nuclear of Louisiana, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Gulf Nuclear of Louisiana, Inc.

GNI Chemicals Corporation

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of GNI Chemicals Corporation.

Disposal Systems of Corpus Christi, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Disposal Systems of Corpus Christi, Inc.

                                Schedule 8.1(d)

                        Subsidiaries: Ownership of Stock

Borrower

The GNI Group, Inc.


Name                              State of Incorporation      % of Stock Owned
----                              ----------------------      ----------------
Gulf Nuclear of Louisiana, Inc.                 Delaware                   100

Disposal Systems, Inc.                          Delaware                   100

Resource Transportation Services, Inc.          Delaware                    91*

GNI Chemicals Corporation                       Delaware                   100

Disposal Systems of Corpus Christi, Inc.        Delaware                   100

     Each of the foregoing subsidiaries is a Consolidated Subsidiary.

     *9% of the issued and outstanding shares of common stock of Resource Transportation Services, Inc. is owned by Disposal Systems of Corpus Christi, Inc.

Disposal Systems, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Disposal Systems, Inc.

Resource Transportation Services, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Resource Transportation Services, Inc. Disposal Systems, Inc. is the beneficial owner of 100 issued and outstanding shares of common stock of Resource Transportation Services, Inc.

Gulf Nuclear of Louisiana, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Gulf Nuclear of Louisiana, Inc.

GNI Chemicals Corporation

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of GNI Chemicals Corporation.

Disposal Systems of Corpus Christi, Inc.

     The GNI Group, Inc. is the beneficial owner of 1,000 issued and outstanding shares of common stock of Disposal Systems of Corpus Christi, Inc.

                                Schedule 8.1(f)

                              Compliance with Laws

None.

                                Schedule 8.1(h)

                             Governmental Approvals

None.

                                Schedule 8.1(I)

                              Title to Properties

None.

                                Schedule 8.1(j)

                                     Liens

None.

                                Schedule 8.1(k)

                          Indebtedness and Guaranties

     10 7/8% Senior Notes due 2005 of The GNI Group, Inc. (GNI) and the Guaranties thereof by each of the Subsidiaries of GNI.

                                Schedule 8.1(l)

                                   Litigation

         On February 27, 1998, a complaint purporting to state a class action was filed in the Delaware Court of Chancery (Case Number 16211-NC) by William Chaffin and Marcia Chaffin, alleged to be stockholders of The GNI Group, Inc. (Company), on behalf of themselves and all others similarly situated, against the Company and its directors. The plaintiffs allege that the merger of Green I Acquisition Corporation, an affiliate of 399 Venture Partners, Inc. into the Company (Merger) is wrongful, unfair and harmful to the Company stockholders, that the consideration of $7.00 in cash per share is not the result of an arms-length negotiations or based upon any independent valuation on the current or projected value of the Company, and that the directors of the Company have conflicts of interest and have violated their fiduciary duty and other common law duties owed to the plaintiffs and other members of the class.

                                Schedule 8.1(m)

                                  Tax Matters

None.

                                Schedule 8.1(q)

                                     ERISA

         The GNI Group, Inc. 401(k) Plan (Plan). Borrower currently makes mandatory contributions to the Plan at the rate of $.35 for each $1.00 of employee pre-tax contributions up to 6% of their eligible earnings.

                                Schedule 8.1(u)

                   Location of Offices and Receivables, etc.


2525 Battleground Road
Deer Park, Texas 77536

                                Schedule 8.1(v)

                             Location of Inventory


1.       2525 Battleground Road
         Deer Park, Texas 77536

2.       6901 Greenwood Drive
         Corpus Christi, Texas 78415

                                Schedule 8.1(w)

                                   Equipment


1.       2525 Battleground Road
         Deer Park, Texas 77536

2.       6901 Greenwood Drive
         Corpus Christi, Texas 78415

                                Schedule 8.1(x)

                                  Real Estate

OWNED PROPERTY

     Deer Park Facility            2525 Battleground Road
                                   Deer Park, Texas  77536

     Corpus Christi Facility       6901 Greenwood Drive
                                   Corpus Christi, Texas  78415

     Land                          14.9 acres
                                   Deer Park, Texas

     Discontinued Operations Properties

     Land and Building             202 Medical Center Blvd.
                                   Webster, Texas

     Land and Building             9320 Tavenor
                                   Houston, Texas

     Land and Building             Neosho Avenue
                                   Baton Rouge, Louisiana

     Land and Building             Peace Avenue
                                   Port Norris, New Jersey

LEASED PROPERTY

     Land - 3 acres                5600 Hopkins Road
     Corpus Rail Facility          Corpus Christi, Texas

                                Schedule 8.1(y)

                         Corporate and Fictitious Names

     On January 29, 1996, the name Chemical Resource Processing, Inc. was changed to GNI Chemicals Corporation.

                                Schedule 8.1(bb)

                               Employee Relations

None.

                                Schedule 8.1(cc)

                               Proprietary Rights

TRADEMARKS

#75/076,854    Service Mark Application for Mark: The GNI Group and Design

                                Schedule 8.1(dd)

                                  Trade Names

None.

                                Schedule 8.1(ee)

                              Investment Property

PaineWebber Inc. Investment Account (No. HS 08454 7D)

                                 Schedule 11.8

                                Use of Proceeds

Not applicable.